                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                     [LOGO]

                                                                 October 6, 1997
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 1997

                            ------------------------

Dear Fellow Stockholders:

    You are cordially invited to attend the annual meeting of stockholders of Wallace Computer Services, Inc. scheduled to be held on Wednesday, November 5, 1997. The meeting will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 at 9:00 a.m., local time. Your Board of Directors and management look forward to greeting those stockholders able to be present.

    Enclosed with this letter is Wallace's notice of meeting and proxy statement and a proxy card. You should read these materials for a more complete description of the matters to be considered at the annual meeting. Then, take a moment to sign, date and mail your proxy card in the postage prepaid envelope provided.

    At the annual meeting, the stockholders of the Company will be asked to consider and vote on (i) the election of three directors whose terms are expiring at the 1997 annual meeting, (ii) a proposal to add additional offering periods and to increase the number of shares available under the Employee Stock Purchase Plan, (iii) a proposal to adopt the Company's Annual Bonus Plan, (iv) a proposal to adopt the Company's Performance Share Plan which provides for the issuance of up to 250,000 shares of Common Stock, and (v) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1997. Your Board of Directors unanimously recommends a vote "FOR" each of these proposals.

    We remain committed to acting in the best interests of you, our stockholders, and your Company. Please feel free to call us or our proxy solicitor, Morrow & Co., Inc., if you have any questions. Our phone number is
(630) 588-5395, and the phone number of Morrow & Co., Inc. is (800) 662-5200.

Sincerely,

         [SIG]                                   [SIG]
TED DIMITRIOU                                    BOB CRONIN
CHAIRMAN OF THE BOARD                            PRESIDENT AND CEO

                                    IMPORTANT
    Your vote is important. Please take a moment to sign, date and promptly mail your proxy card in the postage prepaid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact the firm assisting us in the solicitation of proxies:
                               MORROW & CO., INC.
                        Call toll free at (800) 662-5200

                                     [LOGO]

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO THE STOCKHOLDERS OF
WALLACE COMPUTER SERVICES, INC.:

    Notice is hereby given that the 1997 Annual Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 on Wednesday, November 5, 1997, at 9:00 a.m., for the following purposes:

    1. To elect three directors for the class of directors of the Board of Directors whose terms are expiring at the 1997 Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan which would (i) provide fourteen additional six-month offering periods under the Employee Stock Purchase Plan thereby extending the Plan to December 31, 2004, and (ii) increase the aggregate number of shares of the Company's Common Stock that may be purchased pursuant to options granted under the Employee Stock Purchase Plan from 4,700,000 to 6,600,000;

    3. To consider and vote upon a proposal to adopt the Company's Annual Bonus Plan;

    4. To consider and vote upon a proposal to adopt the Company's 1997 Performance Share Plan, including the performance goals stated therein, which provides for the issuance of up to 250,000 shares of Common Stock;

    5. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1998; and

    6. To transact such other business as may properly come before such Annual Meeting.

    The Board of Directors has fixed the close of business on September 17, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1997 Annual Meeting and at any adjournment or postponement thereof.

    It is important that your shares be voted at the 1997 Annual Meeting. Whether or not you expect to attend, you are urged to sign and date the accompanying proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]

                                          MICHAEL T. LAUDIZIO
                                          SECRETARY
Lisle, Illinois
October 6, 1997

                        WALLACE COMPUTER SERVICES, INC.
                                2275 CABOT DRIVE
                             LISLE, ILLINOIS 60532

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1997

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on November 5, 1997, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors has fixed the close of business on September 17, 1997 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about October 6, 1997.

    At the Annual Meeting, stockholders will consider and vote upon (i) the election of three directors whose terms are expiring at the Annual Meeting, (ii) a proposal to add additional offering periods and to increase the number of shares available under the Employee Stock Purchase Plan, (iii) a proposal to adopt the Company's Annual Bonus Plan, (iv) a proposal to adopt the Company's 1997 Performance Share Plan, which provides for the issuance of up to 250,000 shares of Common Stock, (v) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1998, and (vi) any other business that may properly come before the Annual Meeting.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

    Your vote is important, regardless of how many shares you own. Please sign and date the accompanying proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the meeting.

                       VOTING PROCEDURES AND SOLICITATION

    On the Record Date, there were 43,013,852 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

    Whether or not you plan to attend the meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholder's specifications marked thereon. If no specifications are marked thereon, the proxies distributed by your Board will be voted "FOR" each of the proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Annual Meeting by filing with the Secretary of the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy).

    With respect to the election of directors, a stockholder may vote for one, two or all three of the nominees or withhold authority with respect to any or all of the nominees. The Company's Bylaws provide that directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

    With respect to each of the other proposals, a stockholder may vote for or against such matters or abstain from voting. Pursuant to the Company's Bylaws and Delaware law, approval of each of these proposals requires the affirmative vote of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote. Consequently, an abstention or a broker non-vote on the proposals will have the effect of a negative vote.

    Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers. The Company has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $7,500, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting is being borne by the Company.

    The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes and currently consists of eight directors, six of whom are not, and have not been, officers or employees of the Company. The terms of three directors currently expire at this year's Annual Meeting, the terms of two directors currently expire at the 1998 Annual Meeting and the terms of three directors currently expire at the 1999 Annual Meeting. At this year's Annual Meeting, three directors will be elected for a term expiring at the 2000 Annual Meeting. In accordance with the Company's director age policy, Mr. Dimitriou will serve as a director only until the 1998 Annual Meeting. It is anticipated that a replacement director will be elected at the 1998 Annual Meeting to fill the remainder of Mr. Dimitriou's term.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of your Board's three nominees named below. If, for any reason, any of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Each of your Board's nominees below has consented to serve as a director, and the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE "FOR" THE BOARD'S NOMINEES AS DIRECTORS OF THE COMPANY

    The Board has unanimously nominated Theodore Dimitriou, William N. Lane III and John C. Pope for election as directors at the Annual Meeting. All of the Board's nominees for director have substantial experience serving as directors or executive officers of public companies. All of the Board's nominees have demonstrated leadership abilities and outstanding achievements in the companies in which they have served as executives and directors. The Board's nominees have experience in a broad range of industries and bring to the Wallace Board substantial business experience and knowledge. Each of the Board's director nominees has previously served on the Wallace Board and has extensive knowledge about the Company and the information management industry.

THE BOARD'S NOMINEES

    The following sets forth information on your Board's nominees for election as directors at the Annual Meeting:

                                                                                                   COMMITTEE
      NAME AND AGE           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS       DIRECTOR SINCE        MEMBERSHIP
------------------------  -----------------------------------------------  -----------------  -------------------

DIRECTOR NOMINEES AT THIS YEAR'S ANNUAL MEETING

Theodore Dimitriou (71)   Chairman of the Board of the Company. Chief      November 1, 1972   Executive
                          Executive Officer of the Company until November                      (Chairman) and
                          11, 1992, and President of the Company until                         Profit Sharing
                          April 3, 1990. Interim President of the Company
                          from January 15, 1992 to June 1, 1992. (1)

William N. Lane III (54)  Chairman, President and Chief Executive Officer  January 17, 1990   Compensation
                          of Lane Industries, Inc., a holding company                          (Chairman) and
                          with operations in office machines, hotels,                          Executive
                          ranching and radio broadcasting. (2)

John C. Pope (48)         Chairman of MotivePower Industries, Inc., a      July 8, 1996       Audit and
                          manufacturer of locomotives and locomotive                           Compensation
                          components. From January 1988 to July 1994, Mr.
                          Pope held various positions with UAL Inc. and
                          its subsidiary, United Airlines, most recently
                          as President, Chief Operating Officer and
                          Director. (3)

DIRECTORS WITH TERMS EXPIRING AT THE 1998 ANNUAL MEETING

Albert W. Isenman III     Professor of Management at the Kellogg Graduate  January 5, 1996    Compensation
(49)                      School of Management at Northwestern University
                          since 1988.

Robert P. Rittereiser     Chairman and Chief Executive Officer of Gruntal  January 5, 1996    Profit Sharing
(59)                      Financial L.L.C. and Gruntal & Co. L.L.C., a
                          national full-service securities brokerage
                          firm, since 1995. Chairman of Yorkville
                          Associates Corp., a private investment and
                          financial advisory concern formed in April
                          1989. Trustee of The DBL Liquidating Trust from
                          April 1992 until April 1996. Chairman since
                          November 1992, a Director since 1990 and
                          President and Chief Executive Officer from
                          March 1993 until February 1995 of Nationar,
                          Inc., a banking services corporation. (4)

DIRECTORS WITH TERMS EXPIRING AT THE 1999 ANNUAL MEETING

Robert J. Cronin (52)     President and Chief Executive Officer of the     November 11, 1992  Executive and
                          Company since November 11, 1992. President and                       Profit Sharing
                          Chief Operating Officer of the Company from
                          June 1, 1992 until November 11, 1992. Senior
                          Vice President -- Sales of the Company from
                          November 14, 1990 until June 1, 1992.
                          Previously held various sales management
                          positions within the Company. (5)

Richard F. Doyle (69)     Retired Senior Vice President--Finance &         October 26, 1971   Audit (Chairman)
                          Administration of Texas Oil & Gas Corp., a                           and Executive
                          developer of oil and gas interests.

Neele E. Stearns, Jr.     Former President and Chief Executive Officer of  January 3, 1997    Audit
(61)                      CC Industries, Inc., a holding company with
                          operations in envelope manufacturing, home
                          furnishings and casual furniture, and real
                          estate development and management. Director of
                          Wallace from 1990 to 1995. (6)

------------------------

(1) Mr. Dimitriou is also a director of General Binding Corporation.

(2) Mr. Lane is also a director of General Binding Corporation.

(3) Mr. Pope is also a director of Federal-Mogul Corp., MotivePower Industries, Inc., Medaphis Corporation, and Lamalie Associates, Inc.

(4) Mr. Rittereiser is also a director of Ferrofluidics Corporation, Interchange Financial Services, Corp., and CUC International Inc.

(5) Mr. Cronin is also a director of Landauer Corporation.

(6) Mr. Stearns is also a director of Maytag Corporation.

    It is the policy of the Company that no person may serve as a director past the month in which he reaches age 70, except that any person who was a director on November 7, 1984 (which includes Messrs. Dimitriou and Doyle), may serve as a director through the month in which he reaches age 72. The Board of Directors may, in its discretion, allow a director to continue to serve after the month in which he reaches age 70 or 72, as the case may be, until the next Annual Meeting. Mr. Dimitriou will reach age 72 on August 31, 1998. In accordance with the Company's director age policy, Mr. Dimitriou will serve as a director only until the 1998 Annual Meeting. It is anticipated that a replacement director will be elected at the 1998 Annual Meeting to fill the remainder of Mr. Dimitriou's term.

    The Company's Bylaws permit nominations for election of directors to be made by the Board of Directors, by a nominating committee of the Board of Directors (there currently is no such committee) or by any stockholder having the right to vote generally in the election of directors. However, the Company's Bylaws provide that, in the case of any nomination by a stockholder at an annual meeting, written notice (satisfying certain requirements specified in the Company's Bylaws) of the stockholder's intention to make the nomination must be given to the Secretary of the Company not later than 90 days prior to the annual meeting. The chairman of an annual meeting may refuse to acknowledge the nomination of any person that is not made in compliance with the procedures set forth in the Company's Bylaws.

MEETINGS OF THE BOARD AND ITS COMMITTEES

    During fiscal year 1997, the Board of Directors met 13 times, the Audit Committee met two times, the Compensation Committee met five times and the Executive Committee met two times. There is no Nominating Committee. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and its Committees on which he served during fiscal year 1997.

    The Audit Committee, consisting of three non-employee directors, is responsible for recommending to the Board of Directors the appointment of independent public accountants (subject to ratification by the stockholders); reviewing the fees charged by the Company's independent public accountants; reviewing the Company's annual financial statements prior to submission to the Board of Directors; reviewing the scope and results of the Company's annual audits; and certain other matters concerning the Company's accounting and financial affairs as specified in the Company's Bylaws.

    The Compensation Committee, consisting of three non-employee directors, is responsible for reviewing and recommending to the Board of Directors the salaries of officers and key managers of the Company; reviewing and recommending incentive bonus, stock option, stock incentive, retirement, and welfare plans and programs for officers and key managers of the Company; and certain other matters concerning the performance and compensation of the Company's management employees as specified in the Company's Bylaws. Qualified members of the Compensation Committee also serve as the Salary, Bonus and Option Committee under the Company's Executive Incentive Plan and as the committee of the Company's Board of Directors that administers the Company's 1997 Stock Incentive Plan.

    The Executive Committee is authorized, subject to certain limitations imposed by law and in the Company's Bylaws, to exercise the powers and authority of, and act in lieu of, the Board of Directors in the management and direction of the Company's business affairs.

COMPENSATION OF DIRECTORS

    Each director receives an annual director's fee of $20,000. Each director also receives a fee of $1,000 plus expenses for each meeting of the Board of Directors and its Committees that he attends. The Chairman of a Board Committee will receive an additional $1,500 per year.

    The Company maintains the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (the "Retirement Plan") pursuant to which outside directors (which include all directors other than Mr. Cronin and Mr. Dimitriou) will be eligible to receive benefits when they complete five years of service as outside directors. Messrs. Doyle, Lane and Stearns have completed five years of service as outside directors and are participants in the Retirement Plan. The annual retirement benefit payable to each participating director is equal to the annual director's fee in effect on his retirement date. Retirement benefits commence upon the retirement of a participating director, continue for the lesser of ten years or the number of years of service as an outside director, and cease upon the death of the participating director. Because the actual retirement benefits to be received by each participating director will be based upon the annual director's fee in effect on his retirement date and the period of time during which he serves as an outside director, the amount of the retirement benefits to be paid to participating outside directors cannot be calculated prior to retirement. As of the end of fiscal year 1997, the Company has accrued the estimated amount of retirement benefits under the Retirement Plan.

    The Company established a Deferred Compensation/Capital Accumulation Plan for Directors for each of calendar years 1993, 1994, 1995, 1996 and 1997 in which all incumbent directors were eligible to participate. For the 1997 Plan, Messrs. Dimitriou, Doyle, Isenman, Pope and Stearns elected to participate. For the 1996 Plan and the 1995 Plan, Messrs. Dimitriou and Doyle elected to participate. For the 1994 Plan and the 1993 Plan, Mr. Doyle elected to participate. Each participating director was allowed to elect to defer up to 100% of his director's and meeting fees. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually at 12% per annum. A participating director is entitled to receive payment of the undistributed amount of his deferral account in either fifteen annual installments beginning at age 65 or, if a participating director so elects, in ten annual installments beginning at age 70 or age 72. If a participating director has not previously begun to receive installment payments from his deferral account, he will receive an interim distribution from his deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that he deferred.

    The stockholders approved the Wallace Computer Services, Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"), at a special meeting on February 28, 1997. Pursuant to the 1997 Stock Incentive Plan, at the Annual Meeting or, if later, on the date on which a person is first elected or begins to serve as a non-employee Director, and on the date of each annual meeting of stockholders thereafter, each non-employee Director will be granted an option to purchase 2,000 shares of Common Stock (which number will be prorated if such non-employee Director is first elected or begins to serve as a non-employee Director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. In addition, pursuant to the 1997 Stock Incentive Plan, each non-employee Director may from time to time elect, in lieu of all or any portion of the cash retainer fee that would otherwise be payable to such non-employee Director, to be granted on the date of the meeting of the Compensation Committee next following the date of the annual meeting and each subsequent annual meeting of stockholders, the number of options ("Retainer Fee Options") to purchase shares of Common Stock which is equal to four times the amount of the retainer fee subject to such election divided by the fair market value of a share of Common Stock on the date of such grant. The purchase price of the shares of Common Stock subject to a Retainer Fee Option will be equal to the fair market value of a share of Common Stock on the date of grant of such Retainer Fee Option. Each option granted to a non-employee Director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant, provided that such option shall become fully exercisable in the event of a Material Change (as such term is defined in the 1997 Stock Incentive Plan). For the 1997 plan year, Mr. Lane elected to participate in the Retainer Fee Option portion of the 1997 Stock Incentive Plan.

                                     ITEM 2
          PROPOSAL TO ADOPT AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's Employee Stock Purchase Plan and is proposing the Amendment for stockholder approval at the annual meeting. The Amendment would (i) provide 14 additional six-month offering periods under the Employee Stock Purchase Plan, thereby extending the Employee Stock Purchase Plan to July 1, 2004, and (ii) increase the aggregate number of shares of the Company's Common Stock that may be purchased pursuant to options granted under the Employee Stock Purchase Plan from 4,700,000 shares to 6,600,000 shares (subject to adjustment for stock dividends, recapitalizations, mergers, consolidations, reorganizations, split-ups, combinations, exchanges and the like). The Board of Directors believes that the Employee Stock Purchase Plan provides an important community of interest between the Company's employees and that of its stockholders and that the Amendment is in the best interests of the Company and its stockholders. If approved by the stockholders, the amendment would become effective as of January 1, 1998, subject to the condition that the Amendment not adversely affect the applicability of rulings previously issued by the United States Department of the Treasury with respect to the tax exempt status of the Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least thirty-one days of service and are employees as of the date of the commencement of an offering period (as of July 31, 1997, 4,233 employees were eligible to participate in the Employee Stock Purchase
Plan). Under the Employee Stock Purchase Plan, employees electing to participate may purchase shares of Common Stock at an exercise price equal to the lower of
(a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's compensation or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period). Through June 30, 1997, an aggregate of 4,046,504 shares of Common Stock had been issued through the exercise of options granted under the Employee Stock Purchase Plan in forty-five semi-annual offering periods.

    FEDERAL INCOME TAX CONSEQUENCES. The Company's Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under current law, neither the granting of options nor the exercise of options should have any federal income tax consequences for the Company or any participant in the Employee Stock Purchase Plan. If shares purchased under the Employee Stock Purchase Plan are sold after two years have elapsed since the commencement of the six-month offering period in which such shares were purchased and the selling price exceeds the exercise price, then, under current federal tax law, any amount of the selling price in excess of market value on the first day of the offering period is treated as a long-term capital gain and the balance of the selling price in excess of the exercise price is treated as ordinary income; if the selling price does not exceed the exercise price, then the entire difference between the selling price and the exercise price is treated as a long-term capital loss. If a participant sells shares purchased under the Employee Stock Purchase Plan within a period of two years from the commencement of the six-month offering period in which such shares were purchased, then, under current federal tax law, the participant will have ordinary income equal to the difference between the exercise price and the market value on the last day of the offering period and the Company will be entitled to a deduction to the extent of any ordinary income required to be reported by the participant; any difference between the selling price and market value as of the last day of the offering period is treated as long-term or short-term capital gain or loss, as the case may be, depending upon the period of time the shares were held prior to sale.

    TERMINATION AND AMENDMENT. The Company's Employee Stock Purchase Plan may be terminated, suspended or amended at any time by the Board of Directors. However, no amendment which would increase the number shares of stock as to which options may be granted under the Employee Stock Purchase Plan may be made without the approval of the stockholders.

    BENEFITS TABLE. The benefits that might be received by employees as a result of the Amendment cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of the Company's Common Stock in future offering periods. The following table, however, discloses the benefits received by employees during fiscal year 1997 from the Employee Stock Purchase Plan.

                                                                              DOLLAR VALUE    NUMBER OF
NAME AND POSITION                                                                 (1)         UNITS (2)
---------------------------------------------------------------------------  --------------  -----------
Robert J. Cronin...........................................................   $      5,830          855
  President and Chief Executive Officer
Michael O. Duffield........................................................          3,998          439
  Senior Vice President/Operations
Michael T. Leatherman......................................................              0            0
  Senior Vice President/Business Services & Chief Information Officer
Michael J. Halloran........................................................          4,046          578
  Vice President/Chief Financial Officer/Assistant Secretary
Bruce D'Angelo.............................................................          3,309          467
  Vice President/Sales
Executive Officers as a group..............................................         38,065        5,458
Non-Executive Officer Director Group.......................................              0            0(3)
Non-Executive Officer Employee Group.......................................   $  2,087,016      318,491

------------------------

(1) Dollar Value of Benefits is calculated as the aggregate difference between the closing price at the date of exercise and the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period for the two offering periods during fiscal year 1997.

(2) This column shows the number of shares of Common Stock purchased by the individuals and groups indicated pursuant to the Employee Stock Purchase Plan during fiscal year 1997.

(3) Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

    The Board of Directors believes that the Company's Employee Stock Purchase Plan provides an important community of interest between the Company's employees and that of its stockholders. The Board of Directors believes that the continuation of the Employee Stock Purchase Plan is in the best interest of the Company and its stockholders. Accordingly, the Board of Directors recommends that the stockholders vote in favor of the amendment to the Employee Stock Purchase Plan being presented for approval.

    The closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Transactions for September 17, 1997 was $35.062 per share.

                                     ITEM 3
                    PROPOSAL TO ADOPT THE ANNUAL BONUS PLAN

GENERAL

    At its September 24, 1997 meeting, the Board of Directors adopted, subject to stockholder approval, the Wallace Computer Services, Inc. Annual Bonus Plan (the "ABP") and is proposing the ABP for stockholder approval at the Annual Meeting. The ABP is a variable annual incentive compensation plan for officers and other key management level employees who have a substantial impact on the financial performance of the Company. The ABP is intended to provide an incentive for participants to achieve superior performance and to tie more closely the interests of participants to those of the Company and its stockholders. Stockholder approval of the ABP is now being sought to secure the full deductibility by the Company of payments under the ABP to Covered Employees (the Chief Executive Officer and the other four most highly compensated executive officers of the Company for a fiscal year) as "performance-based compensation" under Code Section 162(m) and the regulations thereunder. If the ABP is not approved by the stockholders, no award payment will be made under the ABP to any Covered Employee. As of the date of this Proxy Statement, there were approximately 14 individuals eligible to participate in the ABP.

    A summary of the ABP is set forth below. The summary is qualified in its entirety by reference to the full text of the ABP, which is attached to this Proxy Statement as Appendix A.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ANNUAL BONUS PLAN.

DESCRIPTION OF THE ANNUAL BONUS PLAN

    ADMINISTRATION. The ABP is administered by the Compensation Committee (the "Committee"), which consists of not fewer than two directors, each of whom is an "outside director" within the meaning of section 162(m) of the Code. Each year the Committee will confirm in writing the minimum management level of the individuals eligible to participate in the ABP for that year.

    OPERATION OF THE ABP. The annual cash compensation of each participant in the ABP consists of a base salary and an annual award (if earned) from the ABP. The ABP is designed so that a payment will be made only if the expected financial performance level is reached. ABP awards will vary from zero, if minimum threshold financial goals are not met, to a maximum of 2.25 times the target award for specified above-goal performances. Target awards will range from 20% of base salary for lower level management position to 60% of base salary for the Chief Executive Officer. ABP awards will be paid in a lump sum by October 1 of the fiscal year following the fiscal year for which performance is measured ("Performance Year").

    The Chief Executive Officer of the Company will submit to the Committee recommendations for ABP awards to those officers and other key employees who, in the judgment of the Chief Executive Officer, have the capacity for substantial contribution to the successful performance of the Company. The Committee will have full authority to approve or disapprove such recommendations. Each individual approved by the Committee to receive an ABP award will become a participant in the ABP. Each award to a participant will be in the form of a target award designated as a specified percentage of the participant's base salary. The Committee may, in its discretion, designate specific categories of participants according to management level and designate specific percentages of base salary as the respective target award levels for such categories. The initial participant categories and the corresponding target award levels are as follows:

                                                  TARGET AWARD
                                                      AS A
                                                   PERCENTAGE
                                                     OF BASE
      CATEGORY               PARTICIPANTS            SALARY
---------------------  -------------------------  -------------
          A            Chief Executive Officer         60%
          B            Senior Vice Presidents          40%
          C            Vice Presidents               30% to 35%
          D            Other Key Employees             20%

    For each Performance Year, the Committee will establish target levels of performance for return on capital for the Company and for each of the Company's major business units. In conjunction with establishing those target levels, the Committee will establish the specific levels of return on capital that will produce specific Financial Performance Factors for the target awards for that Performance Year. The maximum Financial Performance Factor will be 150%.

    The Chief Executive Officer will recommend to the Committee individual performance goals for the Performance Year for each prospective participant. For each Performance Year, the Committee will establish one or more individual performance goals for each participant, including the Chief Executive Officer, the relative weight to be assigned to each such goal, a specific target objective or objectives with respect to each such performance goal, and objective formulae or methods for computing the Individual Performance Multiplier for each participant on the basis of the extent to which the individual performance goals are attained. Individual performance goals will be based upon such objectively determinable business criteria as the Committee deems appropriate, which may include (but not by way of limitation) the following criteria as to the Company as a whole or the particular business unit(s) to which the participant's major responsibilities relate: (a) productivity and efficiency; (b) cost control; (c) cash flow; (d) sales revenue;
(e) earnings from operations; (f) market share; (g) assimilation of acquired business; (h) employee development and retention; (i) quality; and (j) customer satisfaction. Once established, individual performance goals for a particular Performance Year cannot be changed.

    As soon as practicable following the availability of performance results for a completed Performance Year, the Committee will determine the performance of the Company and of each participant in relation to the performance goals for that period and certify in writing the extent to which performance goals were satisfied. Measurement of actual performance against the performance goals established by the Committee will be objectively determinable, and to the extent that the goals are expressed in standard accounting terms, performance will be determined according to generally accepted accounting principles. Based upon the assessment of each participant's individual performance in relation to the applicable goals, the Committee will determine each participant's Individual Performance Multiplier for the Performance Year, which will be not less than zero and not more than 150%.

    Based upon the performance of the Company and of each participant against the performance goals, the ABP award for each participant will be calculated by multiplying (a) the participant's base salary as of the October 1 which falls in the Performance Year by (b) the product of (i) the participant's target award percentage, (ii) the applicable Financial Performance Factor, and (iii) the participant's Individual Performance Multiplier. The calculation of the ABP award amounts will be subject to approval by the Committee.

    The Committee has no discretion to increase the amount of any participant's award as so determined, but may reduce or totally eliminate such award, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors. No participant's ABP award for any Performance Year will exceed 135% of the participant's base salary as of the October 1 which falls in the Performance Year.

    TERMINATION OF EMPLOYMENT. If a participant's employment terminates for any reason other than retirement (at or after age 55 with 20 years of service or after age 60), disability, or death prior to the earlier of the first day of October next following the end of the Performance Year, or the date ABP payments for such Performance Year are made, will not receive an ABP payment for that Performance Year. Participants who retire, become disabled or die during a Performance Year will receive a pro rata ABP payment based on performance during the year.

    MATERIAL CHANGE. In the event of a Material Change (as defined in the ABP), a pro rata award will be paid to each participant based on a maximum Financial Performance Factor and the target Individual Performance Multiplier.

    TERMINATION AND AMENDMENT. The Committee may at any time suspend, amend, modify or terminate the ABP; provided, however, that, without stockholder approval, no amendment may be made to the class of eligible participants, the performance criteria described above, or the maximum amount payable to any participant, unless stockholder approval is not required in order for payments to Covered Employees to constitute qualified performance-based compensation under section 162(m) of the Code or the regulations thereunder.

    CERTAIN FEDERAL INCOME TAX EFFECTS. Payments under the Annual Bonus Plan are intended to meet the requirements applicable to "performance-based" compensation under section 162(m) of the Code, and amounts paid under the ABP are intended to be deductible by the Company for federal income tax purposes. No tax authority or court has ruled on the applicability of section 162(m) to these payments and any final determination of the deductibility of these payments could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. In each instance, the award will be taxable as ordinary income to the participant in the year received.

    BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS. ABP award payments for fiscal year 1998 and future years to the executive officers named in the Summary Compensation Table, all current executive officers, and all employees, including all current officers who are not executive officers, will be determined based upon the Company's achievement of the applicable financial performance goals, each participant's base salary, and the extent to which each participant has achieved the applicable individual performance goals. Since performance for fiscal year 1998 has not yet occurred, it is not presently possible to determine the amounts, if any, that will be received by such individuals or groups pursuant to the ABP.

                                     ITEM 4
                  PROPOSAL TO ADOPT THE PERFORMANCE SHARE PLAN

GENERAL

    At its September 24, 1997 meeting, the Board of Directors adopted, subject to stockholder approval, the Wallace Computer Services, Inc. 1997 Performance Share Plan (the "Performance Share Plan") and is proposing the Performance Share Plan for stockholder approval at the Annual Meeting. Pursuant to the Performance Share Plan, officers and other key employees designated from time to time by the Committee will be eligible to earn share awards payable in shares of Common Stock ("Plan Performance Shares") based upon the achievement by the Company and the participant of one or more performance targets established by the Committee for each three-year performance period. The approval of the Performance Share Plan by the Board of Directors was recommended by the Committee based on the report of an independent compensation consulting firm retained to assist the Committee in conducting a review of the Company's compensation plans. The Performance Share Plan was recommended by the consultant as a replacement for the Company's existing Long-Term Performance Plan. By replacing the Long-Term Performance Plan, which provides for awards payable in cash, with the Performance Share Plan, which provides for awards payable in shares of Common Stock, the Company intends to promote substantial levels of stock ownership by senior management. In addition, the Performance Share Plan is intended to provide an incentive for participants to achieve superior performance to tie more closely the interest of participants to those of the Company's stockholders and to attract and retain highly qualified officers and other key employees. Amounts paid under the Performance Share Plan are intended to qualify as "performance-based" compensation, within the meaning of section 162(m) of the Code, which is deductible by the Company for federal income tax purposes. As of the date of this Proxy Statement, approximately eleven officers and other key employees of the Company and its subsidiaries are eligible to participate in the Performance Share Plan.

    A summary of the Performance Share Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Performance Share Plan, which is attached to this Proxy Statement as Appendix B.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PERFORMANCE SHARE PLAN.

DESCRIPTION OF THE PERFORMANCE SHARE PLAN

    ADMINISTRATION. The Performance Share Plan is administered by the Committee which consists of not fewer than two directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of section 162(m) of the Code. Subject to the express provisions of the Performance Share Plan, the Committee has the authority to select eligible officers and other key employees to participate in the Plan and determine all of the terms and conditions of each award. Under the Performance Share Plan, the Committee establishes performance targets for each three-year period based upon the Company's average Invested Capital and average Return on Capital (as such terms are defined in the Performance Share Plan). Each award is evidenced by a written agreement containing such provisions not inconsistent with the Performance Share Plan as the Committee shall approve. The Committee also has authority to prescribe rules and regulations for administering the Performance Share Plan and to decide questions of interpretation or application of any provision of the Performance Share Plan.

    AVAILABLE SHARES. Under the Performance Share Plan, 250,000 shares of Common Stock are available for award, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend. In general, shares subject to an award that are cancelled or forfeited would again be available for awards under the Performance Share Plan.

    TIMING. At the commencement of each performance period, a target award is established for each participant. The actual number of Performance Shares to which a participant is entitled at the end of a performance period, if any, is determined based on a matrix established by the Committee based on levels of the Company's Invested Capital and Return on Capital and certain other conditions prescribed by the Performance Share Plan. Each performance period consists of three fiscal years of the Company, with a new three-year performance period beginning on the first day of each fiscal year of the Company during the term of the Performance Share Plan. For example, fiscal year 1998 is the first year of the three-year performance period consisting of fiscal years 1998, 1999 and 2000. Awards for each three-year performance period are paid no later than October 1 following the end of the third fiscal year of such performance period, unless a Participant makes an election to defer payment in accordance with the terms of the Performance Share Plan. The established objectives for Invested Capital and Return on Capital used to determine the number of Performance Shares payable to a participant under the Performance Share Plan are based on the Company's strategic plan, which is approved annually by the Board of Directors. Depending on actual results for the three fiscal years 1998, 1999 and 2000, participants could earn awards ranging from zero percent to 200% of the targeted number of Performance Shares. In no event will a participant's award for a performance period exceed 50,000 Performance Shares. Since awards are payable in shares of Common Stock, appreciation or depreciation of the market value of the Common Stock during a three-year performance period would affect the final award value. Participants will not be entitled to vote the Performance Shares until they are awarded. To the extent provided in the agreement relating to an award, a participant may receive, on a current or deferred basis, dividend equivalents and interest thereon with respect to the number of shares subject to such award. At the end of each performance period, the Performance Share Plan requires the Committee to certify that the performance targets for the performance period have been achieved and to calculate the number of Performance Shares earned by each participant for such period.

    DEFERRAL OF PERFORMANCE SHARES. Participants may elect to defer up to 100 percent of the Performance Shares otherwise deliverable to them for five years, ten years or until termination of employment.

    TERMINATION OF EMPLOYMENT. If a participant's employment with the Company is terminated prior to the end of a performance period for any reason other than retirement, disability or death, such participant will forfeit all Performance Shares for such performance period. If the participant's employment with the Company terminates as a result of the participant's death, disability or retirement (at or after age 55 with 20 years of service or after age 60), such participant (or the participant's beneficiary in the event of the participant's death) will be eligible to earn a pro rata portion of the target award for the performance periods in which such termination occurs, subject to the Company's achieving the applicable performance targets for the performance periods in which the termination of employment occurs.

    MATERIAL CHANGE. In the event of a Material Change (as defined in the Performance Share Plan), each performance period applicable to an outstanding award shall lapse and all outstanding awards shall be paid at the maximum level.

    TRANSFERABILITY OF AWARDS. Pursuant to the Performance Share Plan, no award will be transferable other than (i) by will, the laws of decent and distribution or pursuant to beneficiary designation procedures approved by the Company or
(ii) as set forth in the agreement relating to such award.

    TAX WITHHOLDING. The Company may require the holder of an award granted pursuant to the Performance Share Pan to pay any federal, state, local or other taxes which may be required to be withheld by the Company in connection with such award. The agreement relating to such award may provide that (i) the Company shall withhold shares of Common Stock to pay such taxes or (ii) such holder may satisfy such obligations by a cash payment, by delivery of shares of Common Stock or by authorizing the Company to withhold shares of Common Stock.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the federal income tax consequences of awards made under the Performance Share Plan.

    A Participant will not recognize taxable income upon the grant of a performance share award and the Company will not be entitled to a tax deduction at such time. Upon the delivery of Performance Shares to the participant, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of the Performance Shares delivered by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies.

    Section 162(m) of the Code generally limits to one million dollars the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and its other four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the one million dollar deduction limit. Based on regulations published by the Internal Revenue Service, compensation under the Performance Share Plan attributable to awards granted thereunder is not expected to be subject to the one million dollar deduction limit under section 162(m) of the Code.

    BENEFITS TABLE. The following table sets forth the total number of awards granted under the Performance Share Plan to the individuals and groups indicated in such table through September 17, 1997. All such awards have been granted subject to stockholder approval. No determination has been made by the Committee regarding future awards under the Performance Share Plan.

                                                                          DOLLAR     NUMBER OF
                          NAME AND POSITION                              VALUE(1)    UNITS(2)
----------------------------------------------------------------------  ----------  -----------
Robert J. Cronin                                                        $  287,473       8,199
  President and Chief Executive Officer
Michael O. Duffield                                                        122,647       3,498
  Senior Vice President/Operations
Michael T. Leatherman                                                      109,499       3,123
  Senior Vice President/Business Services
Michael J. Halloran                                                         82,150       2,343
  Vice President/Chief Financial Officer/Assistant Secretary
Bruce D'Angelo                                                              77,207       2,202
  Vice President/Sales
Executive Officers as a Group                                              955,930      27,264
Non-Executive Officer                                                            0           0(3)
  Directors as a Group
All Non-Executive Officers as a Group                                            0           0

------------------------

(1) The dollar value of each award is based upon the number of shares of Common Stock deliverable pursuant to such award at the end of the three-year performance period relating to such award and the market value of such shares on the date of delivery. On September 17, 1997, the closing price per share of the Common Stock was $35.062.

(2) Represents the number of shares of Common Stock which would be deliverable based on the attainment of the target level of performance. Based on the actual level of attainment of the performance measures, the number of shares deliverable could range from zero percent to 200 percent of the number of shares shown in this column for the three-year performance period containing the 1998, 1999 and 2000 fiscal years.

(3) Non-employee directors are not eligible to participate in the Performance Share Plan.

                                     ITEM 5
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for fiscal year 1998.

    Arthur Andersen LLP has served as the Company's independent public accountants since fiscal year 1960. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and such representatives will be available to respond to appropriate questions from the stockholders.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash compensation and certain other components of compensation for fiscal years 1997, 1996 and 1995 for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended July 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                            -----------------------
                                                                              AWARDS
                                                                            -----------   PAYOUTS
                                                     ANNUAL COMPENSATION    SECURITIES   ----------    ALL OTHER
                                                    ----------------------  UNDERLYING      LTIP     COMPENSATION
     NAME AND PRINCIPAL POSITION       FISCAL YEAR  SALARY (1)  BONUS (1)   OPTIONS (2)  PAYOUTS(3)     (4)(5)
-------------------------------------  -----------  ----------  ----------  -----------  ----------  -------------
Robert J. Cronin                             1997   $  440,040  $  121,500     110,000   $  309,000   $   105,334
  President and Chief                        1996      392,375     216,810      33,500                    101,174
  Executive Officer                          1995      355,000     262,000      38,000                     71,149

Michael O. Duffield                          1997      249,960      72,421      55,000      232,000        36,344
  Senior Vice President/                     1996      218,800      78,365      15,100                     35,231
  Operations                                 1995      200,125     113,960      22,800                     17,316

Michael T. Leatherman                        1997      215,524      61,488      55,000      193,000        34,711
  Senior Vice President/                     1996      199,975      71,155      15,100                     26,327
  Business Services                          1995      175,583      71,400      25,800                     19,215

Michael J. Halloran                          1997      225,150      41,292      42,000      154,000        45,868
  Vice President/Chief                       1996      208,925      63,720      12,600                     35,593
  Financial Officer/Assistant                1995      195,625      83,370      15,800                     27,151
    Secretary

Bruce D'Angelo                               1997      214,325      39,410      42,000      154,000        34,145
  Vice President/Sales                       1996      191,526      58,410      12,600                     24,880
                                             1995      179,000      76,440      15,800                     18,834

(1) Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/Capital Accumulation Plans established by the Company for the calendar years 1997, 1996 and 1995 is included in the relevant salary and bonus columns.

(2) Represents the number of shares of the Company's Common Stock for which options were granted to each executive officer for fiscal years 1997, 1996 and 1995 under the 1997 Stock Incentive Plan and the 1989 Stock Option Plan. Stock options granted to each executive officer for fiscal year 1997 were approved and granted by the Committee on September 3, 1997, except that performance vesting stock options for fiscal year 1997 were approved and granted by the Committee on September 4, 1996.

(3) Indicates LTIP compensation paid on September 16, 1997 for awards made during fiscal year 1995 pursuant to the Company's Long-Term Performance Plan.

(4) All Other Compensation includes (a) Company contributions under the Company's Profit Sharing and Retirement Plan, (b) Company contributions under the Company's Supplemental Profit Sharing Plan and (c) above-market accrued interest on compensation deferred under the Company's Deferred Compensation/Capital Accumulation Plans to the extent that such accrued interest exceeds interest that would have accrued on such deferred compensation at market interest rates. The amounts of All Other Compensation for each of the three components above were as follows:

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1997          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  18,909          $   30,445         $  17,980
Mr. Duffield               16,536              12,874             6,934
Mr. Leatherman             16,536               7,543            10,632
Mr. Halloran               18,909              17,791             9,168
Mr. D'Angelo               18,909               9,267             5,969

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1996          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  16,009          $   28,576         $  12,589
Mr. Duffield               13,939              17,117             4,175
Mr. Leatherman             13,939               5,077             7,311
Mr. Halloran               16,009              12,665             6,919
Mr. D'Angelo               13,939               7,006             3,935

                     PROFIT SHARING       SUPPLEMENTAL      ABOVE-MARKET
                     AND RETIREMENT      PROFIT SHARING        ACCRUED
FISCAL YEAR 1995          PLAN                PLAN            INTEREST
                    -----------------  ------------------  ---------------
Mr. Cronin              $  15,047          $   24,367         $   8,385
Mr. Duffield               13,107               1,879             2,330
Mr. Leatherman             13,107               1,361             4,747
Mr. Halloran               15,046               6,946             5,159
Mr. D'Angelo               13,107               3,368             2,359

(5) Director and meeting fees earned by Mr. Cronin as a director of the Company are $38,000, $44,000, and $23,350 for fiscal years 1997, 1996 and 1995, respectively, and are included in All Other Compensation.

OPTION GRANTS FOR FISCAL YEAR 1997

    The following table sets forth information with respect to options granted for fiscal year 1997 to purchase shares of Common Stock under the Company's 1997 Stock Incentive Plan to the five executive officers listed in the Summary Compensation Table.

                       OPTION GRANTS FOR LAST FISCAL YEAR

                                                     PERCENT OF
                                       NUMBER OF    TOTAL OPTIONS
                                      SECURITIES     GRANTED TO
                                      UNDERLYING      EMPLOYEES     EXERCISE OR                       GRANT DATE
                                        OPTIONS       IN FISCAL     BASE PRICE      EXPIRATION          PRESENT
                NAME                  GRANTED (1)       YEAR        ($/SH.) (1)      DATE (1)          VALUE (4)
------------------------------------  -----------  ---------------  -----------  -----------------  ---------------
Robert J. Cronin(2)                       30,000           3.5%      $  33.25         9/03/07         $   303,210
Robert J. Cronin(3)                       80,000           9.4%         27.25         9/04/06             809,520
Michael O. Duffield(2)                    15,000           1.8%         33.25         9/03/07             151,605
Michael O. Duffield(3)                    40,000           4.7%         27.25         9/04/06             404,760
Michael T. Leatherman(2)                  15,000           1.8%         33.25         9/03/07             151,605
Michael T. Leatherman(3)                  40,000           4.7%         27.25         9/04/06             404,760
Michael J. Halloran(2)                    12,000           1.4%         33.25         9/03/07             121,284
Michael J. Halloran(3)                    30,000           3.5%         27.25         9/04/06             303,570
Bruce D'Angelo(2)                         12,000           1.4%         33.25         9/03/07             121,284
Bruce D'Angelo(3)                         30,000           3.5%         27.25         9/04/06             303,570

------------------------

(1) Under the terms of the Company's 1997 Stock Incentive Plan, options can be either tax-favored incentive stock options or non-qualified stock options. Tax favored incentive stock options must have an option price not less than 100% of the market value on the date of grant. Non-qualified stock options may have an option price not less than 85% of market value on the date of grant; however, no options have been granted to date at an option price less than 100% of market value on the grant date.

(2) Indicates annual options granted on September 3, 1997. Options generally become exercisable as to 40% of the shares one year after the grant date and as to the remaining 60% of the shares two years after the grant date; however, the Committee has the authority to accelerate the exercisability of an option.

(3) Indicates performance vesting options granted on September 4, 1996. The performance vesting options granted under the 1997 Stock Incentive Plan become exercisable upon the earlier to occur of (i) 9 1/2 years following the date of grant of such options or (ii) three years following the date of grant of such options if, and to the extent, the Company achieves its three-year performance goals for revenue growth, earnings growth, return on assets, and return on equity for fiscal years 1997, 1998 and 1999.

(4) The Black-Scholes option pricing model has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a)(i) an option term of 5.35 years in the case of the annual options, which represents the weighted average (by number of option shares) over the past ten years of the length of time between the grant date of options and the exercise date of such options for the listed executive officers, and (ii) in the case of the performance vesting options, an option term of 7.35 years, which represents the weighted average (by number of option shares) over the past ten years of the length of time between the grant date of regular options and the exercise date of such options for the listed executive officers adjusted for the extended vesting period; (b) an interest rate equal to the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for Common Stock for the 3 years (36 months) prior to the grant date; and (d) a dividend rate of $.43 and $.56 per share, respectively, which was the total amount of dividends paid with respect to a share of Common Stock during the relevant periods.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information with respect to the exercise in fiscal year 1997 of options to purchase shares of Common Stock granted under the Company's 1989 Stock Option Plan by the five executive officers named in the Summary Compensation Table. In addition, this table includes the fiscal year-end number and value of unexercised options held by each named executive officer.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                 NUMBER OF                       OPTIONS AT 7/31/97      MONEY OPTIONS AT 7/31/97 (2)
                              SHARES ACQUIRED     VALUE      --------------------------  ----------------------------
            NAME                ON EXERCISE    REALIZED (1)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  ---------------  ------------  -----------  -------------  -------------  -------------
Robert J. Cronin                    21,154     $    428,849     113,046       136,300    $   2,082,612   $   817,219
Michael O. Duffield                  6,797           96,090      52,301        68,780          909,292       408,044
Michael T. Leatherman               37,800          609,238       6,320        64,580           28,424       389,155
Michael J. Halloran                 --              --           37,120        52,080          639,027       310,886
Bruce D'Angelo                      10,000          221,730      21,320        52,080          295,387       310,886

------------------------

(1) Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2) Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $33 7/16 per share (which was the closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 1997) over the relevant exercise price(s).

LONG-TERM INCENTIVE PLANS-- AWARDS IN FISCAL YEAR 1997

    The following table sets forth information with respect to awards made for fiscal year 1997 under the Company's Long-Term Performance Plan to the five executive officers named in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE OR
                                NUMBER OF     OTHER PERIOD       ESTIMATED FUTURE
                                 SHARES,          UNTIL       PAYOUTS UNDER NON-STOCK
                                 UNITS OR     MATURATION OR     PRICE- BASED PLANS
            NAME               OTHER RIGHTS    PAYOUT (1)             MAXIMUM
-----------------------------  ------------  ---------------  -----------------------
Robert J. Cronin                    --          10/01/99            $   222,000
Michael O. Duffield                 --          10/01/99                 167,000
Michael T. Leatherman               --          10/01/99                 167,000
Michael J. Halloran                 --          10/01/99                 111,000
Bruce D'Angelo                      --          10/01/99                 111,000

------------------------

(1) Pursuant to the Long-Term Performance Plan, payouts for 1997 awards must occur prior to December 1, 1999; however, based on past practice, the Company anticipates that such payouts will occur on or about October 1, 1999.

    In fiscal year 1995, the Company introduced a Long-Term Performance Plan, the purpose of which was to provide incentive compensation to certain key employees in a form which relates the financial reward to an increase in the value of the Company to its stockholders. In general, the Company's net operating profit after taxes (with the cost of inventories determined on a first-in, first-out ("FIFO") basis) is reduced by a capital charge, which is intended to represent the return expected by stockholders and debt holders of the Company. The participants in the plan are awarded a predefined percentage of the excess or deficit of the net operating profit after taxes (with the cost of inventories determined on a FIFO basis) less the capital charge. Each participant's award is deferred for a period of two years during which the Company's results for each of such two years are added to or subtracted from the amount awarded. After the completion of the second year following the award year, the participant is paid the lesser of the initial award or the adjusted amount. The Plan does not provide for any threshold or target award amounts.

    For the awards made for fiscal year 1997, as reflected in the table above, the participant will receive the full award amount shown in cash following the Company's fiscal year 1999. A plan participant immediately prior to the occurrence of a Material Change (as defined in the Long-Term Performance Plan) will be entitled to receive payment of such participant's accrued award under the Long-Term Performance Plan if, at any time during the two-year period beginning with the date that the Material Change occurs, such participant's employment with the Company terminates for any reason other than cause. A "Material Change" as defined in the Long-Term Performance Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Company's Common Stock, the election of directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Plan.

    If the stockholders approve the Performance Share Plan, it will replace the Long-Term Performance plan for future fiscal years, beginning with fiscal year 1998.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
  ARRANGEMENTS

    Until September 3, 1997, Mr. Cronin served the Company pursuant to an employment agreement dated as of January 1, 1995 (the "1995 Agreement"). The 1995 Agreement provided for an employment term through December 31, 1999 at a base salary not less than $365,000. The 1995 Agreement also provided for an annual bonus to be determined by the Board of Directors plus certain medical and supplemental retirement benefits. In the event of a "Material Change", Mr. Cronin was eligible to receive a lump sum payment for amounts that would have been received during the term of the 1995 Agreement.

    The Company and Mr. Cronin executed a new employment agreement on September 3, 1997, effective as of July 1, 1997, which provides that Mr. Cronin will serve as the Company's President and Chief Executive Officer through June 30, 2000, with automatic extensions commencing July 1, 1998, which will then provide for a continuous three-year term after that date (subject to earlier termination in certain circumstances as described below).

    The new employment agreement provides for an annual base salary of at least $458,646, plus annual bonuses that may be awarded to Mr. Cronin under the Company's Annual Bonus Plan or otherwise. The Agreement calls for a target bonus of 60% of Mr. Cronin's annual base salary. In addition, Mr. Cronin is eligible to receive additional benefits under plans that are then in effect for the Company's senior executives.

    At the election of Mr. Cronin, his annual bonus for any fiscal year may be deferred and paid, with interest (based on the rate paid on 90-day bank certificates of deposit), in 120 equal monthly installments following the termination of his employment. In lieu of receiving interest on deferred sums, Mr. Cronin may elect to use deferred amounts to purchase shares of Common Stock which will be held in a grantor trust for the benefit of Mr. Cronin until distribution pursuant to a predetermined distribution schedule. Subject to certain limitations, during the term of the employment agreement, Mr. Cronin and his dependents will receive all benefits, and may participate in other plans and programs, which executive employees of the Company are entitled to receive or in which they are entitled to participate. In addition, Mr. Cronin and his wife will be entitled to receive medical insurance benefits, and subject to certain limitations, reimbursement of all additional medical expenses they may incur during Mr. Cronin's lifetime. The employment agreement also provides for Mr. Cronin to receive a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last sixty months of his full-time employment, reduced, but to not below 15% of his average monthly compensation, by the monthly amount payable under a single life annuity equal to the value of all other amounts payable under any retirement plan or program of the Company and his monthly Social Security benefits (in each case, other than amounts attributable to his contributions). Subject to certain limitations, during the term of the employment agreement and for a period of two years after the later to occur of (i) the end of the term of the employment agreement and (ii) the termination of Mr. Cronin's employment for any reason, Mr. Cronin has agreed not to, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected with the ownership, management, operation or control of, any entity that is directly engaged in any business or activity directly competitive with any business of the Company.

    Under the employment agreement, in the event of Mr. Cronin's voluntary resignation or termination for cause, he will be entitled to receive compensation and benefits accrued to date, but shall forfeit any options or other awards not then vested. In the event of his death or disability, he will be entitled to compensation and benefits accrued to date and he will be fully vested in any options or other awards. If Mr. Cronin's employment is terminated by the Company without "cause", or if he resigns for "good reason" (as such terms are defined in the employment agreement), in addition to compensation and benefits accrued to date and full vesting of any options and other awards, he will be entitled to receive a pro rata bonus for the year of termination based upon his then current target annual bonus amount, continuation for a period of two years of his then current annual base salary and target annual bonus amount (paid in substantially equal monthly installments) and of participation in Company employee benefit plans.

    The Company has entered into a change of control severance agreement with Mr. Cronin providing for the payment of compensation and benefits in the event of termination of employment following a change of control. A Change of Control is generally defined as: (i) the acquisition by a person, other than the Company, of 35% or more in voting power of the Company's securities; (ii) the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, (iii) a business combination resulting in the then current beneficial owners of Common Stock owning less than 65% of the outstanding shares, (iv) approval of the stockholders of the sale or other disposition of substantially all of the assets of the Company, or (iv) a complete liquidation of the Company.

    The change of control agreement will remain in effect for at least three years following the date of its execution. Thereafter, the agreement will be extended annually unless the company gives proper notice of its election not to extend, but will remain in effect for three years following the Change of Control.

    In the event of a Change of Control, Mr. Cronin may elect to terminate his services if (i) the Company fails to continue to employ Mr. Cronin in the same capacity in which he was employed immediately prior to the Change of Control,
(ii) the Company impedes or otherwise fails to permit Mr. Cronin to exercise fully and properly his duties and responsibilities, (iii) the Company fails to pay Mr. Cronin's base salary or award to him an annual bonus when due, (iv) the Company requires Mr. Cronin to be based more than 50 miles from his current office, or (iv) the Company otherwise fails to comply with the terms of the change of control severance agreement. Mr. Cronin may also elect to terminate his services for any reason during the 30 day period following the sixth month after a Change of Control. In the event the Company terminates Mr. Cronin's employment or Mr. Cronin elects to terminate his services in such circumstances, Mr. Cronin will be entitled to a termination payment equal to the sum of all accrued amounts including a pro rata portion of the target bonus for the then current year and a Severance Amount equal to three times Mr. Cronin's then current annual salary and the then current target annual bonus, reduced by any amounts payable under the Company's Executive Severance Pay Plan. In the event that the termination payment or any other amounts payable to Mr. Cronin or certain of his beneficiaries is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax or assessment (collectively, "excise taxes"), the Company shall pay the amount necessary to reimburse Mr. Cronin or his beneficiaries, as the case may be, for
(i) all Excise Taxes that may be imposed and (ii) any and all income, excise and other taxes that may be imposed on Mr. Cronin or his beneficiaries for the reimbursements described in clause (i) and this clause (ii).

    The Company has entered into an agreement with Mr. Dimitriou pursuant to which Mr. Dimitriou shall serve the Company, and the Company shall employ Mr. Dimitriou, as a consultant until August 31, 1998, or such earlier date (subject to certain conditions) as Mr. Dimitriou may elect. Mr. Dimitriou is required to devote at least 20% of his business time and energies to the Company and its subsidiaries. Pursuant to such agreement, Mr. Dimitriou is paid a consulting fee at a rate of not less than $100,000 per annum. In addition, the agreement provides for Mr. Dimitriou to receive a supplemental retirement benefit of $130,560 per year during the consulting period, which shall be increased to $230,560 at the end of the consulting period. Mr. Dimitriou may (as a result of interference with the performance of his duties and responsibilities, or failure to be paid compensation or receive benefits) elect to terminate his services and receive a termination payment in an amount equal to the discounted present value of the minimum compensation he would have been entitled to receive under the agreement until his 72nd birthday, as well as lump sum distributions of his deferred bonuses (and related interest) and his supplemental retirement benefit.

    The Company has adopted an Executive Severance Pay Plan, in which Mr. Cronin, Mr. Duffield, Mr. Leatherman, Mr. Halloran, and Mr. D'Angelo are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Executive Severance Pay Plan provides for each participant to receive a severance benefit of either one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant's annual compensation if the participant's employment with the Company and its subsidiaries voluntarily (subject to certain conditions) or involuntarily terminates at any time during the two-year period after the occurrence of a Material Change (as defined in the Executive Severance Pay Plan) for any reason other than Cause (as defined in the Executive Severance Pay
Plan). Any benefits Mr. Cronin would be eligible to receive under the Executive Severance Pay Plan would reduce certain severance benefits payable under his change of control severance agreement. A "Material Change" as defined in the Executive Severance Pay Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the Executive Severance Pay Plan. Participants in the Company's Executive Severance Pay Plan may also be entitled to receive a severance benefit under the Company's Employee Severance Pay Plan, which provides a severance benefit to non-union employees of the Company and its subsidiaries based upon length of service in the event that a participant's employment is involuntarily terminated without Cause within a period of two years after the occurrence of a Material Change (as such terms are defined in the Employee Severance Pay Plan); however, any severance benefit provided under the Company's Employee Severance Pay Plan is reduced by any severance benefit under the Executive Severance Pay Plan, and, in most cases, the severance benefit provided under the Executive Severance Pay Plan would exceed the severance benefit provided under the Company's Employee Severance Pay Plan.

    Upon any Material Change, (i) the Board of Directors of the Company may accelerate the vesting of all outstanding unvested options to purchase shares of Common Stock, (ii) earned benefits would vest early under the Company's Long-Term Performance Plan, Executive Incentive Plan and Annual Bonus Plan and
(iii) earnings would be preserved on benefits accrued under the Company's Deferred Compensation/Capital Accumulation Plans. The Company's Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed thirty-one days of service, has a provision that is intended to preserve and protect the plan assets for the benefit of participants in the event of a change of control or other similar material change with respect to the Company.

    In 1996, the Company established the Wallace Computer Services, Inc. Benefit Trust (the "Trust") to provide for the funding of certain plans and arrangements in the event of the occurrence of a "Material Change" (as defined in the Trust). Under the Trust, a "Material Change" includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Common Stock, the election of directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Trust. The following plans and arrangements of the Company are subject to the Trust: the Deferred Compensation/Capital Accumulation Plans, the Supplemental Profit Sharing Plan, the Supplemental Retirement Plan, the Executive Incentive Plan, the Long-Term Performance Plan, Mr. Cronin's employment and change of control severance agreement, Mr. Dimitriou's consulting agreement, individual pension arrangements for certain executive officers and directors and benefits payable to retired directors under the Retirement Plan for Outside Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dimitriou, the Chairman of the Board of the Company, serves on the Board of Directors of General Binding Corporation. Mr. Lane, who is the Chairman of the Board of General Binding Corporation, serves on the Compensation Committee of the Company. Mr. Dimitriou does not serve on the Compensation Committee of General Binding Corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing and recommending to the Board of Directors the compensation of officers and key management personnel of the Company. The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, define the Company's compensation philosophy and objectives and develop compensation plans to achieve those objectives. The Company's compensation philosophy and objectives as they relate to executives are: (a) to include in the Company's incentive plans those individuals who are officers or are in other key management positions that have a direct effect on profits, (b) to adequately compensate those individuals at levels that are competitive with similar positions in other companies and (c) to provide methods of compensation that both retain executives long-term and offer incentives in a manner that enhances stockholder value.

COMPENSATION OF EXECUTIVE OFFICERS

    Compensation of executive officers for fiscal year 1997 was structured to consist of the following elements:

    BASE SALARY--Base salary is intended to provide a sufficient level of compensation to attract and retain qualified management. Base salary ranges are determined and reviewed through comparative compensation surveys supplied by professional compensation consultants. The surveys compare the evaluated position to positions of equal responsibilities at companies of similar size and complexity. Base salary increases are determined based on the incumbent's performance in the position as measured by performance objectives established at the beginning of the fiscal year. The Company's salaries generally fall at median levels of the established range. Salary increases for executive officers generally range from four to seven percent depending on the evaluation of the executive's performance and the executive's salary relative to the established salary range. The Committee believes that the Company's direct competitors for executive talent are not limited to the companies that would be included in a peer group. Thus, the survey comparison group is not the same as the peer group used in the performance graph under the heading "Performance Graph" below.

    INCENTIVE BONUSES--The Company's incentive bonus plans were developed to provide incentive compensation in a form that aligns the employee's financial reward to the financial results of the Company. The two incentive bonus plans are the Annual Bonus Plan and the Long-Term Performance Plan. If the ABP and the Performance Share Plan are approved by stockholders at the Annual Meeting, then beginning in fiscal year 1998, the existing Annual Bonus Plan and Long-Term Performance Plan will be replaced by the Executive Compensation Plan, which includes the ABP and the Performance Share Plan.

        ANNUAL BONUS PLAN--The Annual Bonus Plan is a cash bonus plan pursuant to which the payout is determined based upon a matrix that measures the level of the Company's return on investment ("ROI") and the percentage of completion an executive achieves on predefined individual performance objectives. Under the Annual Bonus Plan, executives were targeted to receive a bonus of 25% to 45% of base salary (Mr. Cronin's fiscal year 1997 target was 45%). The targeted bonus is achieved if the Company's ROI is equal to the budgeted ROI established at the beginning of the year and the executive achieves 75% of the executive's individual performance objectives. Individual performance objectives generally relate to financial goals and operational goals that relate to the executives' specific responsibilities. Objectives are assigned point values. The percentage of points achieved to total points available determines the percentage of achievement. Generally, financial goals include such measures as the level of sales, the level of operating expenses and the utilization/turnover of assets. Operational objectives generally relate to the development and implementation of major products, programs or projects. An executive's bonus can be increased or decreased from target depending on the Company's ROI and the executive's individual performance objective achievements. The maximum bonus can be 160% of target, provided the actual ROI exceeds 110% of targeted ROI and the executive achieves at least 90% of the individual performance objective points. The minimum bonus can be 20% of target, provided the actual ROI is 90% of targeted ROI and the executive achieves 45% of the individual performance objective points. No bonus will be earned if either the actual ROI is less than 90% of targeted ROI or the executive achieves less than 45% of the individual performance objective points. Bonus awards for 1997 ranged from 40% to 120% of targeted bonuses. The Company's actual ROI for fiscal year 1997 was 97% of targeted ROI.

        LONG-TERM PERFORMANCE PLAN--The Long-Term Performance Plan is a rolling three year plan that compensates executives for Company performance in excess of the Company's weighted cost of capital. The Company's weighted cost of capital is intended to equal the theoretical return expected by stockholders and debt holders of the Company. In general, the Company's net operating profit after taxes (with the cost of inventories determined on a LIFO basis) is reduced by a capital charge (the Company's average investment multiplied by the Company's weighted cost of capital). The net result is an excess or deficit of net operating profit after taxes. The participants in the plan receive an award equal to a predefined percentage of the excess or deficit of the net operating profit after taxes. Mr. Cronin's percentage for fiscal year 1997 equaled two percent. The aggregate percentage for all participants (including Mr. Cronin) approximated 10% in fiscal year 1997. Participant award amounts are banked for a period of two years. After the completion of the second year following the award year, the participant is paid the lesser of the award (assuming the award was positive), or the amount banked. Thus, results for fiscal year 1995 could have been decreased by deficits in fiscal years 1996 and/or 1997, and results for fiscal year 1996 could have been decreased by a deficit in fiscal year 1997. However, since no deficit occurred in fiscal years 1996 or 1997, none of the participant awards for fiscal years 1995 or 1996 were decreased for any of the five executive officers named in the Summary Compensation Table. For awards made in fiscal year 1997, the participant will receive the full award amount in cash following the Company's fiscal year 1999.

    DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN--The Deferred Compensation/Capital Accumulation Plan ("CAP") is intended to motivate executive officers and employees in certain key management positions to remain in the employment of the Company, thus providing the Company with a qualified and stable executive team to achieve its long term goals. The CAP allows participants to elect to defer up to 20% of their salary and cash bonus. A CAP has been in effect for each calendar year since 1988, with the exception of 1992. The deferred amount bears interest at a rate determined by the Committee and has ranged between 12% and 16% per annum. The Committee elected 12% for the 1997 Plan. If a participant remains in the continuous employment of the Company for a period of seven years after the year of deferral, an interim distribution equal to the amount deferred will be made from the participant's deferral account. A second interim distribution equal to the first interim distribution will be made to each participant who remains in the continuous employment of the Company for a period of eight years after the year of deferral. Most participants will also receive additional distributions beginning at age 65. A participant whose employment terminates prior to retirement receives a lump sum distribution equal to the amount deferred plus interest between 6% and 8%, less the amount of any interim distributions. The Company has purchased for its account life insurance on the participants, which is expected to be sufficient to fund distributions under the Plan.

    STOCK COMPENSATION--Stock compensation is intended to provide a longer term reward to executives for sound Company performance and to align the interests of the executives more closely with those of the stockholders by increasing management stock ownership. For fiscal year 1997, the Company provided stock compensation via two plans, the 1997 Stock Incentive Plan, and the Employee Stock Purchase Plan.

        1997 STOCK INCENTIVE PLAN: At a special meeting on February 28, 1997, stockholders approved the adoption of the 1997 Stock Incentive Plan. The Committee administers the 1997 Stock Incentive Plan pursuant to which options to purchase shares of Common Stock were granted to executive officers and other key members of management. Options under the 1997 Stock Incentive Plan generally become exercisable as to 40% of the shares one year after grant and the remaining 60% of the shares become exercisable two years after grant; however, the Committee has the authority to accelerate the exercisability of any option. The Committee determines the number of options to be granted based upon a matrix similar to the annual bonus matrix that utilizes the same performance measures. The Committee also considers comparative information, including the number of stock option grants made by similar companies. On September 4, 1996 the Committee approved a grant of special stock options to executive officers and other key members of management under the 1997 Stock Incentive Plan that provide for performance vesting whereby the performance measures correspond with the Company's five year strategic plan developed in June, 1995. The performance vesting options become exercisable upon the earlier to occur of (i) 9 1/2 years following the date of grant of such options or (ii) three years following the date of grant of such options if the Company achieves its three-year performance goals for revenue growth, earnings growth, return on assets, and return on equity for fiscal years 1997, 1998 and 1999. As described under "ELECTION OF DIRECTORS--Compensation of Directors," the 1997 Stock Incentive Plan also provides for directors to receive stock options annually and to elect to receive stock options in lieu of cash for director fees.

        EMPLOYEE STOCK PURCHASE PLAN: The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least thirty-one days of service and are employees of the Company as of the commencement of an offering period. Under the Plan, employees electing to participate may purchase shares of Common Stock at an exercise price equal to the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's compensation or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period).

    STOCK OWNERSHIP GUIDELINES--The Committee and the Board of Directors have established stock ownership guidelines for the executives of the Company. The guidelines recommend that officers and other key management personnel own a minimum of one to three times their base salary in Common Stock or stock equivalents of the Company (Mr. Cronin is recommended to own a minimum of three times his base salary). The guidelines suggest that ownership levels in Common Stock or stock equivalents should be achieved by August 1, 2001. As of July 31, 1997, all but one of the ten executives subject to the ownership guidelines achieved the guidelines recommended (Mr. Cronin has met the ownership guidelines).

    1998 EXECUTIVE COMPENSATION PLAN--During fiscal year 1997, an independent compensation consulting firm was retained to assist the Compensation Committee in conducting a thorough review of the Company's then current compensation program. The purpose of the review was to determine if each of the various components of the program was appropriately designed to meet the Committee's goal of establishing an executive compensation program to enhances achievement of the Company's overall fundamental objective of providing value for its stockholders. As a result of the review, the Committee decided that certain components of the program should be changed in order to make the overall program more effective in attaining the desired objective. The Committee decided that base salaries should be established at levels that represent the 50th percentile of compensation paid for similar positions at comparable companies. Based on the advice of the independent consulting firm, if the ABP and the Performance Share Plan are approved by stockholders at the Annual Meeting, the Company will replace the Annual Bonus Plan and the Long-Term Performance Plan with the Executive Compensation Plan, which consists of the ABP, the Performance Share Plan and stock option guidelines. These three key elements of the new plan are discussed below:

        ANNUAL BONUS PLAN: Annual bonuses for executive officers will be targeted in a range from 20% to 60% of the executive's base salary. Mr. Cronin's targeted bonus is 60% of salary. The target award will be adjusted up to a maximum of 150% of target or down to zero, based on actual return on capital results for fiscal 1998 as compared to budgeted return on capital. The resulting figure can be further adjusted plus or minus 50% or down to zero based on the achievement by the executive of predefined individual performance objectives. (Additional information regarding the plan is included under the caption "Item 3 -- Proposal to Adopt The Annual Bonus Plan" set forth above.)

        PERFORMANCE SHARE PLAN: The Performance Share Plan for 1998 will have a three-year performance period with awards denominated in shares of Common Stock at the end of the period. Each plan participant will be designated to receive a target award, ranging from 50% of base salary for Mr. Cronin to 30% for selected vice presidents. The target awards would be adjusted up or down based on attaining corporate level growth and return measures derived from the Company's strategic plan, which is approved annually by the Board of Directors. Depending on actual results for the three fiscal years 1998, 1999 and 2000, the executives could earn awards ranging from 200% of target to zero. Awards for the three-year period beginning in fiscal 1998 would be paid in October, 2000. Since awards are denominated in shares of Common Stock, appreciation or depreciation of share value over the three-year performance period would affect the final award value. Eleven executives will be covered by the Performance Share Plan for fiscal 1998. (Additional information regarding the plan is included under the caption "Item 4 -- Proposal to Adopt The Performance Share Plan" set forth above.)

        STOCK OPTION GUIDELINES: The Committee has adopted stock option guidelines denominated in terms of a number of shares with a range around competitive practice of plus or minus 25%. The targeted awards under this program range from 6,000 options for selected vice presidents to 45,000 options for Mr. Cronin. Mr. Cronin's award could be adjusted by the Committee within a range of 33,750 to 56,250 options. However, nothing within the plan or guidelines would require annual awards and the Committee may award no options to a plan participant should the Committee so determine.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Cronin's compensation is governed by the terms described below and as set forth in his employment agreement with the Company (which is described above under the heading "Employment Contracts and Termination, Severance and Change of Control Arrangements").

    On September 3, 1997, the Committee and the Board of Directors approved a new employment agreement for Mr. Cronin, effective as of January 1, 1997 (the "1997 Agreement"), replacing the Employment Agreement between Mr. Cronin and the Company dated January 1, 1995 (the "1995 Agreement"). The 1995 Agreement provided for a term ending on January 31, 1999 with neither party being required to take any action to renew the 1995 Agreement prior to the end of the contract term. In addition, in the event of a "Material Change", Mr. Cronin would have been able to receive benefits under the 1995 Agreement as well as the Executive Severance Pay Plan. Taking into account Mr. Cronin's performance, the other opportunities that are likely to be available to Mr. Cronin in the interim period and the overlap in severance benefits, the Committee determined in early 1997 to develop and offer to Mr. Cronin a new employment agreement. The 1997 Agreement assures continuity of leadership by creating a three-year employment term that annually is extended for an additional one year period. In addition, the agreement sets-off benefits under the Executive Severance Pay Plan against the amount of certain severance benefits payable under the agreement after a change of control.

    In addition to the benefits provided under the 1997 Agreement, Mr. Cronin is eligible for Incentive Bonuses, the Deferred Compensation/Capital Accumulation Plan, Stock Compensation and the Executive Compensation Plan, each discussed above in "Compensation of Executive Officers."

    The fiscal year 1997 compensation for Mr. Cronin, the Chief Executive Officer, was established following the same philosophy and objectives as discussed in this report. As reported in the Summary Compensation Table, total fiscal year 1997 annual compensation of Mr. Cronin was $561,540, the significant elements of which were base salary and the annual bonus. In addition, Mr. Cronin was awarded $222,000 from the Long-Term Performance Plan that is deferred, and payable in October, 1999. Mr. Cronin also was granted 30,000 regular stock options and 80,000 performance vesting options under the 1997 Stock Incentive Plan. Mr. Cronin's base salary as of July 31, 1997, of $458,646 was determined based upon the Company's established salary range for the Chief Executive Officer. Effective October 1, 1997, Mr. Cronin's base salary will be increased to $525,000, consistent with the Committee's decision to target salaries at approximately the 50th percentile of comparable CEO positions. Mr. Cronin's fiscal 1997 annual bonus was $121,500 (26% of his base salary and 59% of his targeted bonus). The annual bonus award was determined by the Company's actual ROI as compared to targeted ROI and his level of achievement against his individual performance objectives established at the beginning of the year. The Company's actual ROI was 97% of its targeted ROI. Individual performance objectives included, among others, the level of sales, the level of operating expenses, various asset management ratios, the continued development and penetration of the Company's W.I.N. system, and the development and implementation of several strategic products and services. For fiscal year 1997, Mr. Cronin achieved 66% of his individual performance objectives. The Committee believes Mr. Cronin's incentive bonuses are reasonable as compared to the Company's performance. In summary, the Committee views Mr. Cronin's total fiscal 1997 compensation as an appropriate amount, given the Company's record financial performance in fiscal year 1997, his individual achievements and the competitive standards for Chief Executive Officer talent.

    Submitted by the Compensation Committee of the Board of Directors of the Company.

William N. Lane III, Chairman
Albert W. Isenman III
John C. Pope

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total stockholder return on the Company's Common Stock for the five year period from July 31, 1992 to July 31, 1997, with the cumulative total return for the same period of the Standard & Poor's ("S&P") 500 stock index, the S&P MIDCAP 400 index and a stock index composed of a group of five publicly traded companies, consisting of Ennis Business Forms, Moore Corporation, New England Business Service, The Standard Register Company and The Reynolds & Reynolds Company (the "Peer Group Index"). American Business Products, which was included in last year's performance graph, has been removed from the Peer Group Index since its Vanier Products subsidiary was purchased by Reynolds & Reynolds. Accordingly, Reynolds & Reynolds has been added to the peer group. Comparisons are based on the assumption that the value of an investment on July 31, 1992, in the Company's Common Stock, the S&P 500 stock index, the S&P MIDCAP 400 index and the Peer Group Index was $100 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           WALLACE COMPUTER SERVICES   PEER GROUP    S&P 500 INDEX
7/31/92                          100           100              100
7/30/93                          102           120              106
7/29/94                          136           141              108
7/31/95                          258           182              132
7/31/96                          265           225              151
7/31/97                          306           261              225

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           WALLACE COMPUTER SERVICES   PEER GROUP    S&P MIDCAP INDEX
7/31/92                          100           100                 100
7/30/93                          102           120                 114
7/29/94                          136           141                 116
7/31/95                          258           182                 142
7/31/96                          265           225                 150
7/31/97                          306           261                 215

INDEMNIFICATION ARRANGEMENTS AND LIMITATION ON LIABILITY

    Pursuant to the provisions of the Company's Restated Certificate of Incorporation, as amended, and the provisions of indemnification agreements between the Company and each of its directors and officers, the Company is obligated (subject to certain conditions) to hold harmless and indemnify its directors and officers, to the fullest extent permitted from time to time by applicable law, from and against expenses (including attorney's fees), judgments, fines, amounts paid in settlement, and other liabilities and claims that its directors and officers may incur or become subject to as a result of or in connection with serving or having served at any time as a director or officer of the Company (including liabilities relating to service as a trustee or otherwise in connection with employee benefit plans) and, in the case of officers, as an employee or agent of the Company or as a director, officer, employee or agent or in any other capacity at the request of the Company with any subsidiary or other entity. The Company's indemnification obligations under its Restated Certificate of Incorporation and under indemnification agreements with its directors and officers do not extend to liabilities or claims based upon or attributable to any breach of duty of loyalty to the Company or its stockholders, any acts or omissions that are not in good faith or that involve intentional misconduct or deliberate dishonesty, any improper personal profit or benefit, or any income taxes in respect of compensation. Directors and officers also have indemnification rights against the Company under Section 145 of the Delaware General Corporation Law, and the Company maintains director and officer liability insurance coverage for its directors and officers.

    Pursuant to the above indemnification agreements, subject to certain limitations, the Company must advance any and all defense costs (including attorney's fees) of investigating, defending or otherwise contesting any claim made against the director with respect to any alleged act or omission by him as a director of the Company, provided that the director gives the Company a written undertaking to repay all such advances if and to the extent it is ultimately determined that the director is not entitled to indemnification with respect to such claim.

    Under the provisions of the Company's Restated Certificate of Incorporation, no director of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the liability of a director for monetary damages is not eliminated or limited for any breach of duty of loyalty to the Company or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct, deliberate dishonesty, or a knowing violation of law, for any dividends or redemption's or repurchases of stock that are unlawful under the Delaware General Corporation Law, or for any act or omission that occurred prior to November 12, 1986.

                               VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of September 17, 1997, the only person known to the Board of Directors (based on a review of public filings) to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Common Stock is the following:

                                  SHARES
NAME AND ADDRESS               BENEFICIALLY     PERCENT OF
OF BENEFICIAL OWNER                OWNED           CLASS
---------------------------  -----------------  -----------
Ruane Cuniff & Co., Inc.         6,865,776(1)       15.89%
  767 Fifth Avenue
  Suite 4701
  New York, NY 10153

------------------------

(1) Holdings as of June 6, 1997 as reported to the Securities and Exchange Commission pursuant to Rule 13(f).

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

    The following table lists the beneficial ownership, as of September 17, 1997, of Common Stock by each director, the Board's nominees, the five executive officers listed in the Summary Compensation Table, and all directors, director nominees and executive officers as a group. Unless otherwise noted, the listed director, nominee or executive officer has sole power to vote and sole power to dispose of or direct the disposition of all shares listed opposite such person's name.

                                     SHARES         PERCENT OF
 NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED      CLASS
---------------------------    ------------------   -----------
Robert J. Cronin                       178,346(1)        *
Theodore Dimitriou                     172,596(2)        *
Richard F. Doyle                         9,600(3)        *
Albert W. Isenman III                    2,402(4)        *
William N. Lane III                    134,689(5)        *
John C. Pope                             4,000(6)        *
Robert P. Rittereiser                    3,600(7)        *
Neele E. Stearns, Jr.                    4,400(8)        *
Michael O. Duffield                     79,304(9)        *
Michael J. Halloran                     60,743(10)       *
Michael T. Leatherman                   40,640(11)       *
Bruce D'Angelo                          41,919(12)       *
All Directors, Director                834,284(13)     2  %
  Nominees and Executive
  Officers as a group (19
  persons)

------------------------

 *  Less than 1% of the outstanding shares of Common Stock.

1) Includes 140,773 shares that Mr. Cronin has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 26,971 share equivalents held by Mr. Cronin as a result of Mr. Cronin converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(2) Includes 2,000 shares that Mr. Dimitriou has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(3) Includes 2,000 shares that Mr. Doyle has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(4) Includes 2,000 shares that Mr. Isenman has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(5) Includes 4,115 shares that Mr. Lane has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days. Includes 94,689 shares held in trusts for which Mr. Lane acts as a co-trustee. Mr. Lane has shared powers to vote and dispose of the shares held by such trusts.

(6) Includes 2,000 shares that Mr. Pope has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(7) Includes 2,000 shares that Mr. Rittereiser has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(8) Includes 2,000 shares that Mr. Stearns has the right to acquire through the exercise of director options granted to him under the Company's 1997 Stock Incentive Plan that are presently exercisable or will become exercisable within a period of 60 days.

(9) Includes 72,021 shares that Mr. Duffield has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 8,746 share equivalents held by Mr. Duffield as a result of Mr. Duffield converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(10) Includes 51,640 shares that Mr. Halloran has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 10,005 share equivalents held by Mr. Halloran as a result of Mr. Halloran converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(11) Includes 21,840 shares that Mr. Leatherman has the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 6,702 share equivalents held by Mr. Leatherman as a result of Mr. Leatherman converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(12) Includes 35,840 shares that Mr. D'Angelo has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 5,175 share equivalents held by Mr. D'Angelo as a result of Mr. D'Angelo converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(13) Includes 418,295 shares that all executive officers as a group have the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan and 16,115 shares that all directors as a group have the right to acquire through the exercise of options granted under the Company's 1997 Stock Incentive Plan, in each case, that are presently exercisable or will become exercisable within a period of 60 days. Excludes 82,703 share equivalents held by all executive officers as a group as a result of executive officers converting their deferred bonus amounts into stock equivalents during fiscal year 1995.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers are required to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Whenever a director or executive officer files a Form 3, 4 or 5, a copy of the Form is required to be furnished to the Company.

    Based solely upon a review of the Form 3, 4 and 5 filings received by the Company since the beginning of fiscal year 1997, the Company has not identified any failure on the part of any of its directors and executive officers to file on a timely basis any Form 3, 4 or 5 during fiscal year 1997, except that one Form 4 reporting a purchase by a trust of which Mr. Lane is a trustee was filed late.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy statement for the 1998 Annual Meeting must be received at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532, not later than July 7, 1998. Stockholder proposals should be addressed to the attention of the Company's Secretary.

    In addition, the Company's Bylaws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director (other than nominations submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination to be proper, the notice must contain certain information concerning the nomination or proposing stockholder and the nominee, and must be furnished to the Company not later than 90 days before the annual meeting. Copies of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                                          By Order of the Board of Directors

                                                         [SIG]

                                          T. DIMITRIOU

                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Lisle, Illinois
October 6, 1997

                                   IMPORTANT

    If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's proxy card as soon as possible.

    If you have any questions or require any additional information or assistance, please contact our proxy solicitor:

                               MORROW & CO., INC.
                         CALL TOLL FREE: (800) 662-5200

                                                                      APPENDIX A

                        WALLACE COMPUTER SERVICES, INC.
                           WALLACE ANNUAL BONUS PLAN

                                   I. PURPOSE

    The Wallace Annual Bonus Plan (the "ABP" or the "Plan") is a variable compensation plan for key management employees of Wallace Computer Services, Inc. (the "Company") which is designed to deliver a portion of annual cash compensation according to business performance. The Plan is intended to provide an incentive for superior performance and to motivate participants toward higher achievement and business results, and to tie the interests of key management employees to the interests of the Company and its Stockholders. The Plan is also intended to secure the full deductibility of Plan compensation payable to the Company's Chief Executive Officer and the other four highest compensated executive officers (collectively, the "Covered Employees") whose compensation is required to be reported in the Company's proxy statement, and all compensation payable under the Plan to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                           II. SUMMARY OF PLAN DESIGN

    The annual cash compensation of each participant in the Plan consists of a base salary and an annual performance award under the Plan. The Plan is designed so that a target award will be paid if the expected financial performance level is reached. Generally, ABP awards vary from zero, if financial goals are not met, to a maximum of 2.25 times the target award for specified above-goal performance. Target awards will generally range from 20% of base salary for lower management positions to 60% of base salary for the Chief Executive Officer. ABP awards are paid in a lump sum by October 1 of the fiscal year following the fiscal year for which performance was measured ("Performance Year").

                       III. ELIGIBILITY AND PARTICIPATION

    3.1 GENERAL ELIGIBILITY. The Plan is designed for management-level individuals in key roles who have a substantial impact on the financial performance of the Company. Prior to the first day of the second fiscal quarter of a Performance Year (or such earlier date as may be required by Section 162(m) of the Code), the Compensation Committee (the "Committee") of the Board of Directors (the "Board") will specify the minimum management level of the individuals eligible to participate in the Plan for such Performance Year.

    3.2 PARTICIPATION. The Chief Executive Officer of the Company shall submit to the Committee recommendations for ABP awards to those officers and other key employees who, in the judgment of the Chief Executive Officer, have the capacity for contributing substantially to the successful performance of the Company. The Committee shall have full authority to approve or disapprove such recommendations. Each individual approved by the Committee to receive an ABP award shall be referred to herein as a Participant. Each award to a Participant shall be in the form of a target award designated as a specified percentage of the Participant's base salary. The Committee shall have full power and discretion to modify any target award prior to the first day of the second fiscal quarter of a Performance Year (or such earlier date as may be required by Section 162(m) of the Code).

    3.3 PARTICIPANT CATEGORIES. The Committee may, in its discretion, designate specific categories of Participants according to management level ("Participant Categories") and designate specific percentages of base salary as the respective target award levels for such categories. The initial Participant Categories and the corresponding target award levels are set forth in Exhibit A attached hereto.

    3.4 NEW PARTICIPANTS DURING THE PERFORMANCE YEAR. Individuals who are appointed to positions eligible for Plan participation during the Performance Year become eligible for participation on the first day of the next month after such appointment. Individuals who become Participants during the Performance Year will receive a pro rata award based upon the number of months in an eligible position during the Performance Year; provided, however, that no award will be payable unless the Participant has been in an eligible position for at least three months during the Performance Year.

    3.5 JOB CHANGES DURING THE PERFORMANCE YEAR. Participants who change jobs during a Performance Year which results in a change of their Participant Category will receive a pro rata award for each interval of time spent in a different Participant Category. Each pro rata award will be based on performance for the full Performance Year.

    3.6 TERMINATIONS. Participants who (a) retire at or after age 55 with at least 20 years of service or at or after age 60, or (b) become permanently disabled (as determined by the Committee) will receive a pro rata award payment at the normal time of payment for the Performance Year based on base salary at the time of separation and on performance during the Performance Year. The estates of Participants who die will receive a pro rata award payment at the normal time of payment for the Performance Year based on base salary at October 1 of the Performance Year and on performance during the Performance Year. Participants who terminate employment with the Company for reasons other than those specified in this Section 3.6 will receive an award payment for a Performance Year only if they are actively employed by the Company on the earlier of (i) the October 1 next following the Performance Year or (ii) the date on which award payments are made for that Performance Year.

           IV. PERFORMANCE YEAR, GOAL SETTING, AND PERFORMANCE GOALS

    4.1 PERFORMANCE YEAR. The Plan's Performance Year shall be the fiscal year beginning on August, 1 and ending on July, 31. The performance period with respect to which payments shall be payable under the Plan shall be the Performance Year.

    4.2 FINANCIAL PERFORMANCE GOAL SETTING. By the first day of each Performance Year (or by such later date as may be permitted by Section 162(m) of the Code), the Committee shall establish target levels of performance for return on capital for the Company and for each of the Company's major business units for the Performance Year. In conjunction with establishing those target levels, the Committee shall establish a schedule indicating what specific levels of return on capital will produce specific Financial Performance Factors for the target awards for that Performance Year. The maximum Financial Performance Factor shall be 150%.

    4.3 INDIVIDUAL PERFORMANCE GOAL SETTING. The Chief Executive Officer shall recommend to the Committee individual performance goals for the Performance Year for each prospective Participant. By the first day of the Performance Year (or such later date as may be permitted by Section 162(m) of the Code), the Committee shall establish in writing, with respect to the Performance Year, one or more individual performance goals for each Participant, the relative weight to be assigned to each such goal, a specific target objective or objectives with respect to each such performance goal, and objective formulae or methods for computing the Individual Performance Multiplier for each Participant on the basis of the extent to which the individual performance goals are attained. Individual performance goals shall be based upon such objectively determinable business criteria as the Committee deems appropriate, which may include (but not by way of limitation) the following criteria as to the Company as a whole or the particular business unit(s) to which the Participant's major responsibilities relate: (a) productivity and efficiency; (b) cost control; (c) cash flow; (d) sales revenue; (e) earnings from operations; (f) market share; (g) assimilation of acquired business; (h) employee development and retention; (i) quality; and
(j) customer satisfaction. Once established, individual performance goals for a particular Performance Year cannot be changed.

                             V. AWARD DETERMINATION

    5.1 DETERMINATION OF PERFORMANCE.

        (a) As soon as practicable following the availability of performance results for a completed Performance Year, the Committee shall determine the performance of the Company and of each Participant in relation to the performance goals for that period and certify in writing the extent to which performance goals were satisfied. Measurement of actual performance against the performance goals established by the Committee shall be objectively determinable, and to the extent that the goals are expressed in standard accounting terms, performance shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals were established and without regard to any changes in such principles after such date. Based upon the assessment of each Participant's individual performance in relation to the applicable goals, the Committee shall determine each Participant's Individual Performance Multiplier for the Performance Year, which shall be not less than zero and not greater than 150%. For each Participant other than the Chief Executive Officer, a recommendation as to the Individual Performance Multiplier shall be presented to the Committee by the Chief Executive Officer.

        (b) In measuring actual performance for purposes of determining the ABP award amount payable to a Participant other than a "Covered Person", the Committee may, in its sole discretion, decide to exclude or adjust significant nonbudgeted or noncontrollable items in order to measure performance more appropriately for purposes of the Plan. Types of items which may be so excluded or adjusted by the Committee include (but not by way of limitation): (1) any gains or losses that will be treated as extraordinary in the Company's financial statements; (2) amounts, profits, or losses of any entities acquired by the Company during the Performance Year, if they were not included in the budget and/or the performance goals for the year; and (3) material amounts not in the budget that are of a nonrecurring nature and are not considered to be in the ordinary course of business.

    5.2 CALCULATION AND REVIEW/APPROVAL. Based upon the performance of the Company and of each Participant against the performance goals, the ABP award for each Participant shall be calculated by multiplying (a) the Participant's base salary as of the October 1 which falls in the Performance Year by (b) the product of (i) the Participant's target award percentage (as determined under Sections 3.2 and 3.3, above), (ii) the applicable Financial Performance Factor (as determined under Sections 4.2 and 5.1, above), and (iii) the Participant's Individual Performance Multiplier (as determined under Sections 4.3 and 5.1, above). The ABP award amount calculations shall be subject to approval by the Committee.

    5.3 AWARD ADJUSTMENTS. The Committee shall have no discretion to increase the amount of any Participant's award as so determined, but may reduce the amount of or totally eliminate such award if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the Participant's performance or unanticipated factors. In particular, if the Committee determines, in its sole discretion, that a Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company, any unpaid award under the Plan will be forfeited by the Participant.

    5.4 MAXIMUM AWARD PAYABLE FOR PERFORMANCE YEAR. No Participant's ABP award for any Performance Year shall exceed 135% of the Participant's base salary as of the October 1 which falls in the Performance year.

                             VI. PAYMENT OF AWARDS

    ABP awards shall be paid in full by the Company by October 1 for performance in the previous Performance Year, after the Committee has certified in writing that the relevant performance goals were achieved.

                        VII. OTHER TERMS AND CONDITIONS

    7.1 STOCKHOLDER APPROVAL. No ABP award payment shall be made under the Plan to any "Covered Employee" for any Performance Year unless and until the material terms (within the meaning of Section 162(m) of the Code) of the Plan, including a description of the types of performance goals on which the ABP award payments would be based, are disclosed to and are approved by the Company's Stockholders.

    7.2 CLAIMS TO AWARDS AND PAYMENTS. No person shall have any legal right to be granted an award under the Plan. Except as may be otherwise required by law, payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Plan payments shall be payable from the general assets of the Company, and no Participant shall have any claim with respect to any specific assets of the Company.

    7.3 NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken under the Plan shall be construed as giving any Participant or any other employee the right to be retained in the employ of the Company or to maintain any particular compensation level.

    7.4 WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligations) required by law to be withheld.

    7.5 MATERIAL CHANGE.

        (a) Notwithstanding any provision in this Plan, in the event of a Material Change, each Participant in the Plan shall be entitled to receive a pro rata ABP award for the Performance Year during which such Material Change occurs, determined as follow: (1) the Financial Performance Factor applicable to the Performance Year shall be deemed to be the maximum level and the Individual Performance Multiplier applicable for such Performance Year shall be deemed to be at the target level, entitling Participant to payment of an ABP award based on such levels; (2) the ABP award so determined shall be pro rata based on the number of days elapsed during the Performance Year through the date of the Material Change, and (3) the Participant shall be entitled to payment of such ABP award as soon as administratively practicable after the date of such Material Change.

        (b) "Material Change" shall mean:

           (i) the acquisition (in one or more transactions) of beneficial ownership of thirty-five percent (35%) or more of the outstanding shares of common stock of the Company by any person or entity (or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of the common stock);

           (ii) individuals who, as of August 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least seventy percent (70%) of the Board provided, however, that any individual who becomes a member of the Board subsequent to such date whose election, or nomination for election by the Stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and provided further, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of
       1934) with respect to the election or removal of directors, or any other actual or threatened solicitation or proxies or consents by or on behalf of any person other than the Board, shall be deemed to be a member of the Incumbent Board; or

           (iii) the occurrence of any other event or state of facts that the Board may determine (by the adoption of a resolution) has, does, or would constitute a "Material Change" for the purposes of this Section 7.5.

                              VIII. ADMINISTRATION

    8.1 POWER AND AUTHORITY OF THE COMMITTEE. All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee shall set and interpret policy, establish annual performance goals, evaluate Company and Participant performance against the goals, and confirm and certify the extent to which Company and Participant performance goals were achieved.

    8.2 COMMITTEE'S DELEGATION OF AUTHORITY. Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or other employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

    8.3 AMENDING OR TERMINATING THE PLAN. By action of the Committee, the Plan may be amended, modified, suspended, or terminated, in whole or in part, at any time for any reason. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. Without Stockholder approval, no amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria described in Article 4, or the maximum amount payable to any Participant, unless Stockholder approval is not required in order for payments made to "Covered Employees" to constitute qualified performance-based compensation under Section 162(m) of the Code.

                                   EXHIBIT A
                             PARTICIPANT CATEGORIES

                                                                                           TARGET AWARD AS A
                                                                                              PERCENTAGE
   CATEGORY                                 PARTICIPANTS                                    OF BASE SALARY
---------------  -------------------------------------------------------------------  ---------------------------
       A                                 Chief Executive Officer                                  60%
       B                                  Senior Vice Presidents                                  40%
       C                                         Vice Presidents                              30% to 35%
       D                                     Other Key Employees                                  20%

                                                                      APPENDIX B

                        WALLACE COMPUTER SERVICES, INC.
                          1997 PERFORMANCE SHARE PLAN

                                I. INTRODUCTION

    1.1 PURPOSES. The purposes of the 1997 Performance Share Plan (the "Plan") of Wallace Computer Services, Inc. (the "Company"), its subsidiaries and any future subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) to increase ownership of Company stock by certain executives and key employees of the Company, (iii) to advance the interests of the Company by attracting and retaining officers and other key employees and (iv) to motivate such employees to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

    1.2 CERTAIN DEFINITIONS.

    "AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

    "AVERAGE STOCK PRICE" shall mean, for a Performance Period, the average of the closing transaction prices of a share of Common Stock reported as New York Stock Exchange Composite Transactions on the 30 days for which transactions are reported which immediately precede the first day of the Performance Period, or, if the Common Stock is not listed on the New York Stock Exchange, the average of the closing transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded for the 30 days for which transactions are reported which immediately precede the first day of the Performance Period; provided, however, that if the Average Stock Price for a Performance Period cannot be so determined, Average Stock Price for the Performance Period shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "BENEFICIARY" shall mean the person designated by a Participant to receive payment of the Participant's Performance Share Award in the event of the Participant's death. A Participant may designate a Beneficiary on a form provided by the Committee, and may change such designation from time to time in the manner prescribed by the Committee. If no person has been so designated as of the date of the Participant's death or if the person so designated predeceases the Participant, payment shall be made

           (i) to the person (or persons) entitled to benefits under the Company's group term life insurance plan on account of the Participant's death,

           (ii) or if no person is entitled to benefits under such group term life insurance plan on account of the Participant's death, to the Participant's spouse, or if the Participant is not survived by a spouse, to the Participant's estate.

    "BOARD" shall mean the Board of Directors of the Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" shall mean the Compensation Committee designated by the Board, which shall consist of not fewer than two members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of section 162(m) of the Code.

    "COMMON STOCK" shall mean the common stock, $1.00 par value, of the Company.

    "COMPANY" has the meaning specified in Section 1.1.

    "DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the closing transaction price of a share of Common Stock reported as New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "INCUMBENT BOARD" shall have the meaning set forth in Section 4.8(b)(ii) hereof.

    "INVESTED CAPITAL" shall mean, for a fiscal year of the Company, the sum of the Company's short-term debt, long-term debt, and stockholders' equity as of the last day of the fiscal year.

    "MATERIAL CHANGE" shall have the meaning set forth in Section 4.8(b).

    "PERFORMANCE MEASURES" shall mean the objectives established for the applicable Performance Period to determine the amount of a Participant's Performance Share Award for the Performance Period, as described in Section 2.3. Such objectives shall consist of:

           (i) the average of the Company's Invested Capital for the three fiscal years of a Performance Period and

           (ii) the average of the Company's Return on Capital for the three fiscal years in a Performance Period.

    If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Measures shall be established by the Committee no later than the end of the 90th day of the first fiscal year of the Performance Period (or such other time designated by the Internal Revenue Service).

    "PERFORMANCE PERIOD" shall mean a period established by the Committee in accordance with Section 2.1.

    "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock.

    "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan, as described in Section 2.3.

    "RETIREMENT" shall mean a Participant's termination of employment with the Company on or after (i) the attainment of age 55 with 20 years of service with the Company (as determined by the Committee) or (ii) the attainment of age 60.

    "RETURN ON CAPITAL" shall mean, for a fiscal year of the Company, the amount determined pursuant to the following formula:

                         EBIT + interest income - taxes
                            average Invested Capital

For purposes of the foregoing formula, (i) the term "EBIT" means the Company's earnings before interest and federal and state income taxes for a fiscal year,
(ii) "interest income" means the Company's interest income for a fiscal year, (iii) "taxes" means the Company's federal and state income taxes for a fiscal year and (iv) "average Invested Capital" means the average of (A) the Company's Invested Capital as of the last day of the prior fiscal year and
(B) the Company's Invested Capital as of the last day of the current fiscal year.

    "SALARY RATE" shall mean, for any Performance Period, a Participant's base annual rate of salary as in effect on October 1 of the first fiscal year of the Company during each Performance Period.

    "TARGET AWARD" shall mean, with respect to a Participant for a Performance Period, the number of shares of Common Stock determined in accordance with
Section 2.2.

    "TARGET OPPORTUNITY PERCENTAGE" shall mean (i) with respect to the Chief Executive Officer of the Company, 50%, (ii) with respect to any Senior Vice President of the Company, 40%, (iii) with respect to any Vice President of the Company, 30% and (iv) with respect to any other Participant, such percentage as shall be determined by the Committee. Notwithstanding the foregoing, an Agreement relating to a Performance Share Award may provide for a percentage other than the percentage prescribed by the preceding sentence.

    "TAX DATE" shall have the meaning set forth in Section 4.5.

    "UNFORESEEABLE EMERGENCY" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent thereof, loss of the Participant's property due to casualty, or other similarly extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

    1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Performance Shares may be awarded under this Plan to eligible officers and other key employees of the Company and its Subsidiaries. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each award to such persons, the number of Performance Shares subject to such an award, the time and conditions of settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

    No member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

    1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. Prior to the commencement of a Performance Period, the Committee shall designate in writing the officers and key employees who shall be eligible for a Performance Share Award for such Performance Period. The Committee's selection of a person to participate in this Plan for any Performance Period shall not require the Committee to select such person to participate in this Plan for any other Performance Period.

    1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, 250,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

    Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                              II. AMOUNT OF AWARDS

    2.1 PERFORMANCE PERIODS. A Performance Period shall commence on the first day of each fiscal year of the Company, and shall end on the day immediately preceding the third anniversary of such day. Subsequent Performance Periods shall be overlapping.

    2.2 TARGET AWARD. The amount of the Target Award for a Participant for a Performance Period shall be a number of shares of Common Stock equal to (A) multiplied by (B) divided by (C) where:

        (A) equals the Participant's Salary Rate for the Performance Period,

        (B) equals the Participant's Target Opportunity Percentage for the Performance Period and

        (C) equals the Average Stock Price for the Performance Period.

    Notwithstanding the foregoing, prior to the first day of a Performance Period, the Committee shall have the power to revise the foregoing formula for determining the amount of a Participant's Target Award hereunder.

    2.3 AMOUNT OF PERFORMANCE SHARE AWARD. The amount of the Participant's Performance Share Award for a Performance Period shall be equal to a percentage of the Participant's Target Award for the Performance Period, and shall be determined by the Committee after the end of the Performance Period. Such percentage shall be determined pursuant to a matrix established by the Committee based on the Performance Measures for the Performance Period. The Committee shall establish such matrix prior to the first day of the Performance Period (or such later date as may be permitted by section 162(m) of the Code). Such matrix shall specify a threshold below which a Participant's Performance Share Award for a Performance Period shall be zero percent of his Target Award, and shall also specify a maximum percentage for this purpose; provided, however, that in no event shall a Participant's Performance Share Award for a Performance Period exceed 50,000 shares. The matrix established by the Committee for a Performance Period may be different from the matrix established for any other Performance Period. The Committee shall certify as to the amount of any award hereunder.

    2.4 VESTING AND FORFEITURE. Subject to the terms of the Agreement relating to a Performance Share Award, a Participant's Performance Share Award shall be payable only in accordance with Article III hereof. An Agreement may provide for forfeiture of all or a portion of a Performance Share Award upon the occurrence of certain events, including, but not limited to, a Participant's engagement in competitive employment or other activities.

                             III. PAYMENT OF AWARDS

    3.1 ENTITLEMENT TO PAYMENT. Except as otherwise provided by the terms of an Agreement relating to a Performance Share Award, a Participant (or the Participant's Beneficiary) shall be entitled to payment of a Performance Share Award only in accordance with this Section 3.1. Notwithstanding anything contained herein to the contrary, no Participant (or Beneficiary) shall have any right to any amount under this Plan until such amount is paid to, or deferred by, such Participant (or Beneficiary) as described in Section 3.3.

        (a) PAYMENT TO PARTICIPANT EMPLOYED ON LAST DAY OF PERFORMANCE PERIOD. A Participant who is employed as of the close of business on the last day of a Performance Period shall be entitled to payment of the Participant's entire Performance Share Award for such period, as determined under Section 2.3.

        (b) PAYMENT ON ACCOUNT OF DEATH DURING PERFORMANCE PERIOD. With respect to a Participant who dies on or before the last day of a Performance Period, the Participant's Beneficiary shall be entitled to payment of a portion of such Participant's Performance Share Award for such period, and the remaining portion shall be forfeited and canceled by the Company. The portion payable pursuant to this subsection shall be determined by multiplying the Participant's Performance Share Award for the Performance Period (as determined under Section 2.3) by a fraction, the numerator of which is the number of calendar months during which the Participant is employed by the Company during the Performance Period, and the denominator of which is 36. For purposes of the preceding sentence, a Participant shall be treated as employed for a calendar month if the Participant is employed on any day during the calendar month.

        (c) PAYMENT ON ACCOUNT OF RETIREMENT OR DISABILITY DURING PERFORMANCE PERIOD. A Participant who terminates employment prior to the close of business on the last day of a Performance Period on account of the Participant's Retirement or Disability shall be entitled to payment of a portion of the Participant's Performance Share Award for such period, and the remaining portion shall be forfeited and canceled by the Company. The portion payable pursuant to this subsection shall be determined by multiplying the Participant's Performance Share Award for the Performance Period (as determined under Section 2.3) by a fraction, the numerator of which is the number of calendar months during which the Participant is employed by the Company during the Performance Period, and the denominator of which is 36. For purposes of the preceding sentence, a Participant shall be treated as employed for a calendar month if the Participant is employed on any day during the calendar month.

        (d) PAYMENT ON ACCOUNT OF OTHER TERMINATION OF EMPLOYMENT DURING PERFORMANCE PERIOD. A Participant who terminates employment prior to the close of business on the last day of a Performance Period for any reason other than death, Disability or Retirement shall not be entitled to any portion of the Participant's Performance Share Award for such Performance Period, and the entire amount of such award shall be forfeited and canceled by the Company.

    3.2 FORM OF PAYMENT. Except as otherwise provided by an Agreement relating to a Performance Share Award, a Performance Share Award shall be settled in whole shares of Common Stock, with cash in lieu of fractional shares. To the extent provided by an Agreement, a Participant may be entitled to receive, on a current or deferred basis, dividend equivalents, and, if such Agreement so provides, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Performance Share Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 4.10.

    3.3 TIME OF PAYMENT.

        (a) IN GENERAL. Payment of an award to which a Participant or Beneficiary, as the case may be, is entitled pursuant to Section 3.1 shall be made as soon as administratively practicable after the end of the Performance Period, but in no event later than October 1 following the end of such Performance Period.

        (b) Deferral of Payment. Notwithstanding subsection (a) of this Section, a Participant shall have the right to defer to a later date payment of any amount to which the Participant is entitled hereunder. Such an election shall be made in the time and manner prescribed by the Committee, provided that no election shall be valid unless it is made prior to the first day of the Performance Period to which it relates. Such election shall specify one of the following payment dates:

           (i) the date which is five years after the date described in subsection (a) of this Section;

           (ii) the date which is ten years after the date described in subsection (a) of this Section; or

           (iii) as soon as administratively practicable after the date of the Participant's termination of employment with the Company, whether on account of retirement or otherwise.

        (c) ACCELERATED PAYMENT. With respect to a Participant who elects to defer payment of the Participant's award pursuant to subsection (b) of this Section, the Committee may, in its sole discretion, allow for early payment of such award in the event of an Unforeseeable Emergency. A payment made pursuant to this subsection may be made only to the extent reasonably necessary to satisfy the need arising as a result of the Unforeseeable Emergency, and may not be made if the Participant's hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship. The determination of whether and to what extent a payment is permitted pursuant to this subsection shall be made by the Committee, in its sole discretion.

        (d) DEATH AFTER END OF PERFORMANCE PERIOD BUT PRIOR TO PAYMENT. Notwithstanding any other provision of this Section to the contrary, if a Participant dies after the end of a Performance Period but prior to the date on which payment is to be made to the Participant hereunder, payment of the award to which the Participant is entitled shall be made to the Participant's Beneficiary as soon as administratively practicable after the date of the Participant's death.

                                  IV. GENERAL

    4.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote, shall become effective as of the date of approval by the Board. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

    Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

    4.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including, to the extent applicable, Rule 16b-3 under the Exchange Act and section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7) or (b) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

    4.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

    4.4 NON-TRANSFERABILITY. No Performance Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise then permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award. Except to the extent permitted by the foregoing sentence, each Performance Share may be settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence, no Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Performance Share, such award and all rights thereunder shall immediately become null and void.

    4.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, or (D) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses
(B)-(D). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    4.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    4.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by the Fair Market Value on the settlement date.

    4.8 MATERIAL CHANGE.

        (a) (i) Notwithstanding any provision in this Plan or any Agreement and except as set forth in Section 4.8(a)(ii), in the event of a Material Change, (1) each Performance Period applicable to any outstanding Performance Share shall lapse, (2) the Performance Measures applicable to any outstanding Performance Share shall be deemed to be satisfied at the maximum percentage level prescribed by the matrix described in Section 2.3, entitling the Participant to payment of a full Performance Share Award based on such maximum level, (3) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Material Change and (4) the Participant shall be entitled to payment of such Performance Share Award as soon as administratively practicable after the date of such Material Change.

           (ii) Notwithstanding any provision in this Plan or any Agreement, in the event of a Material Change in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder thereof shall receive, within ten days of the occurrence of such a Material Change, a cash payment from the Company in an amount equal to the number of Performance Shares described in clause (2) of paragraph (i) above, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Material Change takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Material Change. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

        (b) "Material Change" shall mean:

           (i) the acquisition (in one or more transactions) of beneficial ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock by any person or entity (or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of the Common Stock);

           (ii) individuals who, as of August 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least seventy percent (70%) of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and provided further, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed to be a member of the Incumbent Board; or

           (iii) the occurrence of any other event or state of facts that the Board may determine (by the adoption of a resolution) has, does, or would constitute a "Material Change" for the purposes of this Section 4.8.

    4.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

    4.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

    4.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                                                                      4650-PS-97

                         WALLACE COMPUTER SERVICES, INC.
                                  PROXY CARD
  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 5, 1997.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints T. Dimitriou and W. N. Lane III, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the "Company") to be held on November 5, 1997, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE; "FOR" THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN (EMPLOYEE STOCK PURCHASE PLAN PROPOSAL); "FOR" THE PROPOSAL TO ADOPT THE COMPANY'S ANNUAL BONUS PLAN (ANNUAL BONUS PLAN PROPOSAL); "FOR" THE PROPOSAL TO ADOPT THE COMPANY'S 1997 PEFORMANCE SHARE PLAN (PERFORMANCE SHARE PLAN PROPOSAL); AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 1998; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD OF DIRECTORS IF ANY NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD), AND (2) TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE
MEETING.

         --------------------------------------------------------------
         |PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND |
         |         RETURN PROMPTLY IN THE ENCLOSED ENVELOPE           |
         --------------------------------------------------------------

 /X/ PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE.

RECORD DATE SHARES:





This proxy is being solicited by the Board of Directors of Wallace Computer Services, Inc.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4, AND 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4, AND 5.



                                                   FOR     WITHHELD
1. Election of Directors:
Nominees:
Theodore Dimitriou,                                / /       / /
William N. Lane III and
John C. Pope.

/ /
   -----------------------------------
   For all nominees except as
   noted above
                                                   FOR      AGAINST    ABSTAIN
2. The Employee Stock Purchase Plan Proposal       / /        / /        / /

                                                   FOR      AGAINST    ABSTAIN
3. The Annual Bonus Plan Proposal                  / /        / /        / /

                                                   FOR      AGAINST    ABSTAIN
4. The Performance Share Plan Proposal             / /        / /        / /

                                                   FOR      AGAINST    ABSTAIN
5. Ratification of Appointment of Arthur Andersen  / /        / /        / /
LLP as Independent Public Accountants

MARK HERE FOR ADDRESS / /
CHANGE AND NOTE AT LEFT

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                       USING THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


--------------------------------------------
|                                           |
------Signature(s)------------Date----------


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